                                                                    Exhibit A(1)


                                 STANDARD TERMS
                                       AND
                                CONDITIONS OF THE
                             BLDRS INDEX FUNDS TRUST

                                       AND
                             SUBSEQUENT AND SIMILAR
                            BLDRS INDEX FUNDS OF THE

                             BLDRS INDEX FUNDS TRUST


                   DATED AND EFFECTIVE AS OF NOVEMBER 8, 2002

                                     between

                    NASDAQ FINANCIAL PRODUCTS SERVICES, INC.
                                   as Sponsor

                                       and

                              THE BANK OF NEW YORK
                                   as Trustee

                                TABLE OF CONTENTS

ARTICLE I Definitions........................................................................2

ARTICLE II Declaration of Trust; Deposit of Index Securities; The Portfolio; Creation
        and Issuance  of Creation Units.....................................................10

    Section 2.01. Declaration of Trust......................................................10
    Section 2.02. Deposit of Index Securities...............................................10
    Section 2.03. Creation and Issuance of Creation Units...................................11
    Section 2.04. Portfolio and Portfolio Deposit Adjustments...............................14
    Section 2.05. Bank Accounts.............................................................19

ARTICLE III Administration of Each BLDRS Index Fund.........................................19

    Section 3.01. Collection of Income......................................................19
    Section 3.02. Collection of Other Moneys................................................19
    Section 3.03. Establishment of Reserves.................................................20
    Section 3.04. Certain Deductions and Distributions......................................20
    Section 3.05. Statements and Reports....................................................24
    Section 3.06. Purchase and Sale of Index Securities.....................................24
    Section 3.07. Substitute Securities.....................................................24
    Section 3.08. Counsel...................................................................25
    Section 3.09. Sale by Trustee...........................................................25
    Section 3.10. Action by Trustee Regarding Voting........................................25
    Section 3.11. Book-Entry-Only System; Global Security...................................25

ARTICLE IV Evaluation of BLDRS Index Fund Securities........................................28

    Section 4.01. Evaluation of BLDRS Index Fund Securities.................................28
    Section 4.02. Responsibility of the Trustee.............................................28
    Section 4.03. Continued Qualification as Regulated Investment Company...................28

ARTICLE V BLDRS Index Fund Evaluation and Redemption of Creation Units......................29

    Section 5.01. BLDRS Index Fund Evaluation...............................................29
    Section 5.02. Redemption of Creation Units..............................................29

ARTICLE VI Transfer of BLDRS Index Fund Shares..............................................29

    Section 6.01. Transfer of BLDRS Index Fund Shares.......................................32

ARTICLE VII Sponsor.........................................................................32

    Section 7.01. Responsibility and Duties.................................................32
    Section 7.02. Certain Matters Regarding Successor Sponsor...............................32
    Section 7.03. Resignation of Sponsor; Successors........................................33
    Section 7.04. Liability of Sponsor and Indemnification..................................33

ARTICLE VIII Trustee........................................................................34

    Section 8.01. General Definition of Trustee's Rights, Duties and Responsibilities.......34

    Section 8.02. Books, Records and Reports................................................37
    Section 8.03. Indenture and List of BLDRS Index Fund Securities on File.................37
    Section 8.04. Compensation of Trustee...................................................37
    Section 8.05. Indemnification of Trustee................................................38
    Section 8.06. Resignation, Discharge or Removal of Trustee; Successors..................38
    Section 8.07. Qualifications of Trustee.................................................39
    Section 8.08. Trustee's Duties Expressly Provided for Herein............................40

ARTICLE IX Termination......................................................................40

    Section 9.01. Procedure Upon Termination................................................40
    Section 9.02. Moneys to Be Held Without Interest to Beneficial Owners...................42
    Section 9.03. Dissolution of Sponsor Not to Terminate Trust.............................42

ARTICLE X Miscellaneous Provisions..........................................................42

    Section 10.01. Amendment and Waiver.....................................................42
    Section 10.02. Registration (Initial and Continuing) of BLDRS Index Fund Shares.........43
    Section 10.03. License Agreement with the Licensor......................................43
    Section 10.04. Right of Sponsor to Direct Trustee to Declare a Split of BLDRS Index
                   Fund Shares............................................................. 43
    Section 10.05. Certain Matters Relating to Beneficial Owners............................44
    Section 10.06. New York Law to Govern...................................................44
    Section 10.07. Notices..................................................................44
    Section 10.08. Severability.............................................................45
    Section 10.09. Separate and Distinct BLDRS Index Funds..................................45
    Section 10.10. Counterparts.............................................................45

                                 STANDARD TERMS
                                       AND
                                CONDITIONS OF THE
                             BLDRS INDEX FUNDS TRUST

                                       AND
                             SUBSEQUENT AND SIMILAR
                            BLDRS INDEX FUNDS OF THE

                             BLDRS INDEX FUNDS TRUST

          STANDARD TERMS AND CONDITIONS OF THE BLDRS INDEX FUNDS TRUST
               and for all or similar BLDRS Index Funds formed on
              or subsequent to the effective date specified below

                      Dated and Effective November 8, 2002


        These Standard Terms and Conditions of Trust dated and effective as of November 8, 2002 are executed between Nasdaq Financial Products Services, Inc., as Sponsor, and The Bank of New York, as Trustee.

                                WITNESSETH THAT:

        WHEREAS, the Sponsor desires to establish one or more unit investment trusts pursuant to the provisions of the Investment Company Act of 1940 and the laws of the State of New York and each such trust may issue redeemable securities, each representing undivided interests in a BLDRS Index Fund (as hereinafter defined) that will be composed primarily of Index Securities (as hereinafter defined) included from time to time in the relevant Benchmark Index (as hereinafter defined);

        WHEREAS, the Sponsor desires to provide for the adjustment by the Trustee of the BLDRS Index Fund Securities (as hereinafter defined) of each BLDRS Index Fund to reflect the relevant Benchmark Index, the collection by the Trustee of the dividends and other income of and capital gains on such BLDRS Index Fund Securities held in each BLDRS Index Fund, and the distribution by the Trustee of such dividends and other income of and capital gains on such BLDRS Index Fund Securities to the Depository (as hereinafter defined) for distribution to Beneficial Owners (as hereinafter defined) of BLDRS Index Fund Shares (as hereinafter defined) as provided herein, and to provide for other terms and conditions upon which such BLDRS Index Funds shall be established and administered as hereinafter provided; and

        WHEREAS, to facilitate the creation of various of unit investment trusts as aforesaid, the terms and conditions of establishment and administration of which will be in many respects substantially similar, it is desirable to set forth standard terms and conditions of trust upon which such BLDRS Index Funds will be established and administered, subject to the terms and provisions of this Agreement (as hereinafter defined) and the terms and conditions of an

Indenture (as hereinafter defined) into which this Agreement will be, as to each BLDRS Index Fund , incorporated;

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee hereby agree as follows:

                                  INTRODUCTION

        These Standard Terms and Conditions of Trust effective as of the day and year first above written shall be applicable to BLDRS Index Funds Trust (a unit investment trust) and to all BLDRS Index Funds (each a unit investment trust) of the BLDRS Index Funds Trust formed on or subsequent to the date hereof for which their applicability and their incorporation by reference is specified in the applicable Indenture relating to such BLDRS Index Fund. For each BLDRS Index Fund of the BLDRS Index Funds Trust to which these Standard Terms and Conditions of Trust are to be applicable, the Sponsor and the Trustee shall execute an Indenture (or supplement or amendment to such Indenture) incorporating by reference these Standard Terms and Conditions of Trust and designating any exclusion from or exception to such incorporation by reference for the purposes of that BLDRS Index Fund or variation of the terms hereof for the purposes of that BLDRS Index Fund and specifying for that BLDRS Index Fund: (i) the Initial Portfolio Deposit to be deposited in trust pursuant to Section 2.02 and the number of Creation Units to be delivered by the Trustee in exchange for the Initial Portfolio Deposit so deposited; (ii) the initial undivided interest represented by each Creation Unit; (iii) the number of BLDRS Index Fund Shares which, when aggregated, constitute one Creation Unit; (iv) the Mandatory Termination Date, and the date on which the Trustee will begin to distribute or sell BLDRS Index Fund Securities pursuant to Section 9.01; (v) the Initial Date of Deposit and the name of the BLDRS Index Fund; (vi) the fiscal year of the BLDRS Index Fund; and (vii) any other terms specific to any BLDRS Index Fund of the BLDRS Index Funds Trust.

                                   ARTICLE I

                                  Definitions

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accumulation Period

        Shall mean any period during which BLDRS Index Fund Securities earn their respective dividends, each such period being measured from one Ex-Dividend Date to but not including the next succeeding Ex-Dividend Date.

Adjustment Day

        The day(s) specified in Section 2.04(h).

Agreement

        The Standard Terms and Conditions of Trust embodied in this instrument and all amendments and supplements hereto.

Authorized Officer

        Shall mean the President, any Vice President, any Secretary and any other person or category of persons named in the resolution(s) authorizing the Sponsor to establish the BLDRS Index Fund Trust or authorizing the Trustee to act as such.

Balancing Amount

        Shall have the meaning assigned to such term in Section 2.04(i).

Benchmark Index

        The relevant American Depositary Receipt related index as created by the Licensor, which Benchmark Index is a sub-index of The Bank of New York ADR IndexSM , a composite of all Depositary Receipts in American, Global or New York share form that are listed for trading on the New York Stock Exchange, American Stock Exchange or any other national securities exchange or in an organized OTC market, such as The Nasdaq Stock Market, Inc.

Beneficial Owner

        Shall have the meaning assigned to such term in Section 3.11(d).

Business Day

        Any day that the New York Stock Exchange is open for business.

BLDRS Index Fund Clearing Process

        The CNS System of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units.

BLDRS Index Fund

        Shall mean the individual BLDRS Index Fund created by a particular Indenture which shall consist of the Portfolio and all undistributed income or other amounts received or receivable thereon and any undistributed cash held or realized from the sale or liquidation of the BLDRS Index Fund Securities, or from the deposit of Portfolio Deposits.

BLDRS Index Fund Evaluation

        Shall have the meaning assigned to such term in Section 5.01.

BLDRS Index Fund Securities

        Publicly traded common stocks and other securities convertible into or representing common stock of issuers, including contracts to purchase securities; each an BLDR Index Fund Security, (a) that are listed or referred to as securities in Schedule A to the Indenture, (b) that have been received by the BLDRS Index Fund in subsequent Portfolio Deposits pursuant to Section 2.02, (c) that have been acquired by the BLDRS Index Fund as a result of the reinvestment of proceeds from any sale of securities or as a result of purchases and sales of securities to conform the Portfolio to the relevant Benchmark Index all pursuant to
        Section 2.04, (d) that have been received by the BLDRS Index Fund as a distribution or dividend in respect of any of the securities held by the BLDRS Index Fund, or (e) that have been received by the BLDRS Index Fund in exchange or substitution pursuant to Section 3.07, each as may from time to time continue to be held as a part of the BLDRS Index Fund, unless another meaning is assigned to such term in the Indenture.

BLDRS Index Fund Share

        Each unit of fractional undivided interest in and ownership of a BLDRS Index Fund, which shall be initially equal to the fraction specified in the Indenture, the denominator of which shall be decreased by the number of any BLDRS Index Fund Shares redeemed as provided in Section 5.02 and shall be increased by the number of any BLDRS Index Fund Shares created and issued pursuant to Section 2.02.

BLDRS Index Funds Trust

        A unit investment trust consisting of BLDRS Index Funds.

Cash Component

        Shall have the meaning assigned to such term in Section 2.03(c).

Cash Redemption Amount

        Shall have the meaning assigned to such term in Section 5.02(c).

Cash Redemption Payment

        Shall have the meaning assigned to such term in Section 5.02(d).

CNS System

        The continuous net settlement system of NSCC.

CPI-U

        The National Consumer Price Index for All Urban Consumers, as published by the United States Department for Labor, or any successor index.

Creation Unit

        The minimum number of BLDRS Index Fund Shares that may be created at any one time as described below in Section 2.03 is 50,000, unless otherwise provided in the Indenture.

Depositor

        Each person or organization having a Participant Agreement with the Trustee and that may from time to time deposit Portfolio Deposits with the Trustee, including, without limitation, the Depositor making the Initial Portfolio Deposit on the Initial Date of Deposit.

Depository

        The Depository Trust Company, New York, New York, or such other depository as may be selected by the Trustee as specified herein.

Depository Agreement

        The agreement or Letter of Representation among the Trustee, the Sponsor and the Depository, dated as of November 8, 2002, as the same may be from time to time amended in accordance with its terms.

Discretionary Termination Amount

        The amount specified in Section 9.01(a).

Distributor

        ALPS Distributors, Inc., any successor corporation thereto and any other corporation appointed by the Sponsor and the Trustee to act as the Distributor hereunder, provided that such corporation is identified as the Distributor in the current version of each Prospectus.

Dividend Equivalent Payment

        The cash payment required to accompany a deposit of Index Securities into the BLDRS Index Fund as specified in Section 2.03(b).

Dividend Payment Date

        The date(s) specified in Section 3.04(k).

DTC Participants

        Shall have the meaning assigned to such term in Section 3.11(c).

Evaluation Time

        Closing time for the regular trading session of the NASDAQ Stock Market (currently 4:00 p.m. New York time) unless another meaning is assigned to such term in the Indenture.

Ex-Dividend Date

        The date(s) specified in Section 3.04(k).

Exchange

        The national securities exchange as described in the Indenture.

Global Security

        The global certificate issued to the Depository as provided in the Depository Agreement, substantially in the form attached hereto as Exhibit B.

Income

        Any income or cash or other dividend distribution by an issuer of a security, whether or not such payment or distribution is taxable to the recipient thereof.

Indenture

        The indenture into which this Agreement will be, as to each BLDRS Index Fund, incorporated and all amendments and supplemental indentures thereto.

Index Securities

        The securities that comprise the relevant Benchmark Index; each an Index Security.

Indirect Participants

        Shall have the meaning assigned to such term in Section 3.11(c).

Initial Date of Deposit

        The date so designated in the Indenture.

Initial Portfolio Deposit

        The Portfolio Deposit(s) as in effect on the Initial Date of Deposit.

Internal Revenue Code

        The Internal Revenue Code of 1986, as amended, or any successor provisions.

Licensor

        The Bank of New York.

License Agreement

        The Agreement dated November 8, 2002 among the Licensor, the Exchange and the Sponsor under which the Sponsor has been granted the license to use certain trademarks and service marks of the Licensor.

Mandatory Termination Date

        This Agreement and the BLDRS Index Fund Trust and BLDRS Index Funds created hereby shall terminate upon the maturity, redemption, sale, or other disposition as the case may be, of the last Security held hereunder in such BLDRS Index Funds' Portfolio.

Misweighting

        Any time that the weighting of the BLDRS Index Fund Securities exceeds the Misweighting Amount.

Misweighting Amount

        Any time that the weighting of the BLDRS Index Fund Securities varies from the weighting of such Index Security in the relevant Benchmark Index in excess of 150% of a specified percentage. The Misweighting Amounts vary depending on the net asset value of the BLDRS Index Fund and are set forth in the table below:

              Net Asset Value of the BNY ADR
                        Index Fund                      Misweighting Amount
                        ----------                      -------------------
           Less than $25,000,000                               0.25%

           $25,000,000-$99,000,000                             0.20%

           $100,000,000-$499,999,999                           0.10%

           $500,000,000-$999,999,999                           0.05%

           $1,000,000,000 and over                             0.02%


NAV Amount

        The amount specified in Section 2.04(h).

NSCC

        The National Securities Clearing Corporation.

Participant Agreement

        An agreement among the Distributor, the Trustee and either: (1) a Participating Party; or (2) a DTC Participant, substantially in the form set forth in Exhibit A hereto, as the same may be from time to time amended in accordance with its terms.

Participating Party

        A participant in the BLDRS Index Fund Clearing Process.

Portfolio

        The BLDRS Index Fund Securities consisting of a portfolio of common stocks or, in the case of securities not yet delivered on the Initial Date of Deposit (or, subsequently, securities not yet delivered in connection with purchases made by the BLDRS Index Fund or subsequent Portfolio Deposits), confirmations of contracts to purchase such securities.

Portfolio Deposit

        Shall have the meaning assigned to such term in Section 2.03(c).

Portfolio Deposit Amount

        Shall have the meaning assigned to such term in Section 2.04(i).

Prospectus

        The prospectus relating to a particular BLDRS Index Fund as filed with the SEC pursuant to Rule 424 of the Securities Act of 1933, as amended.

Record Date

        The date(s) specified in Section 3.04(k).

Regulated Investment Company

        A trust which qualifies as a "regulated investment company" under the current provisions of the Internal Revenue Code of 1986, as amended or successor provisions.

Request Day

        Shall have the meaning assigned to such term in Section 2.04(h).

SEC

        The Securities and Exchange Commission.

Sponsor

        Nasdaq Financial Products Services, Inc., or any corporation into which it may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which it shall be a party, or any corporation succeeding to all or substantially all of its business as sponsor of unit investment trusts, or any successor Sponsor designated as such by operation of law or any successor Sponsor appointed as herein provided.

Sponsor Indemnified Party

        Shall have the meaning assigned to such term in Section 7.04(b).

Transaction Fee

        Shall have the meaning assigned to such term in Section 2.03(j).

Trustee

        (a) The Bank of New York or its successor or (b) any successor Trustee designated by operation of law or appointed as herein provided or (c) any other bank, trust company, corporation or national banking association designated as Trustee in the Indenture for the applicable BLDRS Index Fund which bank, trust company, corporation or national banking association shall be a party to such Indenture and whose execution thereof shall subject such bank, trust company, corporation or national banking association to all rights, duties and liabilities hereunder and there under, in each case acting as Trustee and not individually, unless otherwise indicated.

Trustee Indemnified Party

        Shall have the meaning assigned to such term in Section 8.05.

Weighting Analysis

        The Trustee shall examine the Portfolio on each Business Day, comparing the weighting of each such BLDRS Index Fund Security and the weighting of the corresponding Index Security, based on prices at the close of the market on the preceding Business Day.

                                   ARTICLE II

                              Declaration of Trust;
                          Deposit of Index Securities;
                                 The Portfolio;
                              Creation and Issuance
                                of Creation Units


        Section 2.01. Declaration of Trust. The Trustee declares it holds and will hold the BLDRS Index Fund as Trustee for the use and benefit of all present and future Beneficial Owners and subject to the terms and conditions of the Indenture and this Agreement. The Trustee hereby declares on behalf of the BLDRS Index Fund that it elects the treatment for tax purposes as a Regulated Investment Company and covenants to comply with the provisions of Section 4.03 hereof to continue the qualification of the BLDRS Index Fund as a Regulated Investment Company. The Trustee is hereby directed to make such elections, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification.

        Section 2.02. Deposit of Index Securities. (a) Concurrently with the execution and delivery of the Indenture, a Depositor will deposit the Initial Portfolio Deposit with the Trustee, and from time to time thereafter, Depositors may make, as provided below in this Section 2.02, additional deposits of Portfolio Deposits with the Trustee, and in each case the Trustee will be granted and conveyed all right, title and interest in and to, and there will be conveyed and deposited with the Trustee in an irrevocable trust, all cash and securities so deposited in connection with each such Portfolio Deposit. With respect to the Initial Portfolio Deposit made by a Depositor concurrently with the execution and delivery of the Indenture, the securities portion of the Initial Portfolio Deposit will be comprised of the securities listed in Schedule A to the Indenture, and each of such securities will be duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, to be held and applied by the Trustee as herein provided. There also will be a Cash Component (as hereinafter defined in Section 2.03(c)) included in the Initial Portfolio Deposit, which is listed in Schedule A to the Indenture. The first accrual period for dividends payable on the first Dividend Payment Date will commence on the Business Day following the Initial Date of Deposit. Upon the delivery of the Initial Portfolio Deposit, the Depositor will also deliver to the Trustee one of the following: a certified check or checks, cash or cash equivalent or an irrevocable letter or letters of credit or an irrevocable loan commitment issued by a commercial bank or banks rated A or better (or other equivalent rating) by a nationally recognized rating agency in an amount necessary to satisfy applicable regulatory requirements.

        (b) From time to time following the Initial Date of Deposit, the Trustee is authorized to accept on behalf of the BLDRS Index Fund, additional deposits of Portfolio Deposits, and all Index Securities deposited in connection therewith shall be duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, to be held and applied by the Trustee as herein provided. The Trustee shall ensure that the securities portion of each Portfolio Deposit shall be comprised of such Index Securities and in such numbers as specified in Section 2.04. The Trustee shall also ensure that, in the event certain BLDRS Index Fund Securities are removed from the relevant Benchmark Index or the composition of the relevant Benchmark Index changes, or certain corporate actions relating to the Index Securities occur as specified in Section 2.04, the Trustee shall recalculate the composition of the Portfolio Deposit and adjust the composition of the Portfolio, in each case as required by the provisions of Section 2.04.

        (c) The Trustee is hereby irrevocably authorized to effect registration or transfer of BLDRS Index Fund Securities in fully registered form to the name of the Trustee or to the name of its nominee or the nominee of its agent.

        Section 2.03. Creation and Issuance of Creation Units. (a) The Trustee acknowledges that the Initial Portfolio Deposit specified in the Indenture (which includes the Index Securities and Cash Component listed in Schedule A to the Indenture) has been deposited with it by the Depositor on the Initial Date of Deposit. The Trustee shall accept such Initial Portfolio Deposit and issue an appropriate corresponding number of Creation Units in exchange therefore.

        (b) The Portfolio Deposits accepted by the Trustee from time to time thereafter shall include a portfolio of securities (initially the Index Securities listed in Schedule A to the Indenture and thereafter, such securities as the composition and number of shares thereof may be adjusted as required by
Section 2.04) together, in each case, with a cash payment, to the extent applicable, equal to the Dividend Equivalent Payment (as hereinafter defined), plus or minus, as the case may be, the Balancing Amount (as hereinafter defined
- see Section 2.04). The "Dividend Equivalent Payment" enables the Trustee to make a distribution of dividends on the next Dividend Payment Date (as hereinafter defined), as if all of the BLDRS Index Fund Securities had been held for the entire Accumulation Period for such distribution, and is an amount equal, on a per Creation Unit basis, to the dividends accrued on all the BLDRS Index Fund Securities for such Accumulation Period, net of expenses for such period (including, without limitation, (x) taxes or other governmental charges against the BLDRS Index Fund not previously deducted, if any and (y) accrued fees of the Trustee and other expenses of the BLDRS Index Fund (including legal and auditing expenses) and other expenses not previously deducted).

        (c) The Dividend Equivalent Payment and the Balancing Amount are collectively referred to herein as the "Cash Component" and the deposit of such a portfolio of securities and the Cash Component are collectively referred to herein as a "Portfolio Deposit." In the event that the Trustee determines, in its discretion, that an Index Security is likely to be unavailable or available in insufficient quantity for delivery to the BLDRS Index Fund upon the creation or redemption of Creation Units, the cash equivalent value of such Index Security may be included in the Portfolio Deposit as a part of the Cash Component in lieu of the inclusion of such Index Security in the securities portion of the Portfolio Deposit. The cash equivalent value of such Index Security will be calculated in accordance with the provisions of Section 4.01.

        (d) Requests to create Creation Units through the Distributor must be made by or through a Participating Party or a DTC Participant as specified below. The Participant Agreement shall set forth the procedures for requesting the creation of Creation Units and delivering Portfolio Deposits, confirming requests for creations, and for delivering Creation Units for redemption. A list of the entities that are party to the Participant Agreement is available at the office of the Trustee at: 101 Barclay Street, New York, New York 10286 and the office of the Distributor at 1625 Broadway, Suite 2200, Denver, CO 80202 during normal business hours or at such other address as may be specified to the other parties hereto in writing.

        (e) Under certain circumstances, Creation Units may be created by or through a DTC Participant through the Distributor outside the BLDRS Index Fund Clearing Process. The Participant Agreement shall set forth the procedures for requesting the creation of Creation Units and delivering Portfolio Deposits, confirming requests for creations, and for delivering Creation Units for redemption outside the BLDRS Index Fund Clearing Process.

        (f) Creation Units also may be purchased in advance of the receipt by the Trustee of all or a portion of the Portfolio Deposit relating to such Creation Units, but only through the BLDRS Index Fund Clearing Process. The Participant Agreement shall set forth the procedures for requesting the creation of Creation Units in advance of the receipt by the Trustee of all or a portion of the Portfolio Deposit.

        (g) Upon receipt of such Portfolio Deposits following acceptance by the Distributor of an order to create Creation Units, the Trustee will deliver Creation Units to the Depository in the name of Cede & Co. for the account of such Depositor, if such Depositor is a DTC Participant, or for the account of the DTC Participant acting on behalf of such Depositor. The Trustee shall acknowledge the deposit of such Portfolio Deposits by recording on its books the name of the Depositor and the aggregate number of Creation Units created in respect of the Portfolio Deposits so deposited. The Trustee shall also credit:
(a) the Dividend Equivalent Payment, if any, accompanying such Portfolio Deposit to the BLDRS Index Fund, to be added to dividends to be received on the deposited Index Securities for distribution pursuant to Section 3.04, and (b) the Balancing Amount, if any, to the BLDRS Index Fund to be applied or distributed as provided in this Agreement.

        (h) The identity and number of shares of the Index Securities required for a Portfolio Deposit, which will change as the composition and number of shares of the Index Securities change, shall be determined in the manner specified in Section 2.04. The Trustee shall, as set forth in this Agreement, determine the number of shares of each of the Index Securities and the Cash Component in each Portfolio Deposit. Such determination by the Trustee shall be final and binding in connection with all Portfolio Deposits.

        (i) The Trustee may reject an order to create Creation Units transmitted to it by the Distributor if the Depositor or group of Depositors, upon obtaining the Creation Units ordered, would own or appear to own eighty percent (80%) or more of the outstanding BLDRS Index Fund Shares and if pursuant to Section 351 of the Internal Revenue Code, such circumstance would result in the BLDRS Index Fund having a basis in the Index Securities deposited different from the market value of such Index Securities on the date of such deposit. The Trustee shall have the right to require information regarding BLDRS Index Fund Share ownership pursuant to the Participant Agreement and from the Depository and to rely thereon to the extent necessary to make the foregoing determination as a condition to the acceptance of an order to create Creation Units. The Trustee further reserves the absolute right to reject any Portfolio Deposit or any component thereof (a) determined by it not to be in proper form; (b) that the Trustee believes would have adverse tax consequences to the BLDRS Index Fund or to Beneficial Owners; (c) the acceptance for deposit of which would, in the opinion of counsel, be unlawful; (d) that would otherwise, in the discretion of the Trustee, have an adverse effect on the BLDRS Index Fund or the rights of Beneficial Owners; or (e) in the event of the inability of the creator to deliver or cause to be delivered the Portfolio Deposit through the Depository or otherwise in the event that circumstances outside the control of the Trustee make it for all practical purposes not feasible to process creations of Creation Units.

        (j) The Trustee will not issue certificates for Creation Units, other than the Global Security issued to the Depository. The Trustee and the Sponsor are under no duty to give notification of any defects or irregularities in the delivery of Portfolio Deposits or any component thereof nor shall either of them incur any liability for the failure to give any such notification. A transaction fee will be payable to the Trustee for its own account in connection with each creation and each redemption of Creation Units ("Transaction Fee").

        (k) The Transaction Fee charged in connection with each purchase and each redemption made through the BLDRS Index Fund Clearing Process shall be $10 per each security "name" in the Portfolio Deposit, rounded to the nearest $500 per Participating Party per day, regardless of the number of Creation Units purchased or redeemed on such day by such Participating Party.

        (l) The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Trustee in consideration of the advice of the Sponsor but in the Trustee's sole discretion, but will not in any event exceed 20/100ths of one percent (twenty basis points) of the value of a Creation Unit at the time of creation or redemption, as the case may be. Prior to implementing such change, the Sponsor shall cause the current Prospectus for the BLDRS Index Fund to be amended to reflect any such changes in the Transaction Fee. The amount of the Transaction Fee in effect at any given time shall be made available upon request to the Trustee. If one or more Creation Units are created or redeemed outside the BLDRS Index Fund Clearing Process or in the event creations within the BLDRS Index Fund Clearing Process where the cash equivalent value of one or more Index Securities is being deposited in lieu of the inclusion of such Index Security in the securities portion of the Portfolio Deposit because the Participating Party is restricted by regulation or otherwise from investing or engaging in a transaction in such security, an additional amount not to exceed three (3) times the Transaction Fee applicable for a Creation Unit will be charged to the creator or redeeming beneficial owner in part due to the increased expense associated with settlement outside the BLDRS Index Fund Clearing Process.

        (m) So long as the Depository Agreement is in effect, Creation Units and BLDRS Index Fund Shares will be transferable solely through the book-entry system of the Depository. The Depository may determine to discontinue providing its service with respect to Creation Units and/or BLDRS Index Fund Shares by giving notice to the Trustee and the Sponsor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Trustee and the Sponsor shall take action either to find a replacement for the Depository to perform its functions at a comparable cost or, if such a replacement is unavailable, to terminate the BLDRS Index Fund.

        Section 2.04. Portfolio and Portfolio Deposit Adjustments. (a) The Trustee will adjust the composition of the Portfolio from time to time to conform, to the extent practicable, to changes in the composition and/or price weightings of the relevant Benchmark Index. The Trustee will aggregate certain of these adjustments and make conforming changes to the Portfolio quarterly; however adjustments will be made more frequently in response to changes to a Benchmark Index that are significant. Specifically, the Trustee will be required to adjust the composition of the Portfolio at any time that there is a change in the identity of any Index Security (i.e., a substitution of one security comprising the relevant Benchmark Index in replacement of another), which adjustment shall be made within three (3) Business Days before or after the day on which the change in the identity of such Index Security is scheduled to take effect at the close of the market. In addition, the Trustee will be required to adjust, to the extent practicable, the composition of the Portfolio any time a Misweighting occurs. On a daily basis, the Trustee shall perform a Weighting Analysis for the BLDRS Index Fund Securities, and in any case where there exists a Misweighting exceeding one hundred percent (100%) of the applicable Misweighting Amount, the Trustee shall calculate an adjustment to the BLDRS Index Fund Securities in order to bring the Misweighting of such BLDRS Index Fund Securities within the applicable Misweighting Amount, based on price at the Evaluation Time on the day such Misweighting occurs. If the Trustee is required to adjust the Portfolio to track the adjusted relevant Benchmark Index, such adjustment will be made within three (3) Business Days of the day on which such Misweighting is determined. In addition to the foregoing adjustments, the Trustee reserves the right to make additional adjustments periodically to the BLDRS Index Fund Securities that may be misweighted by an amount within the applicable Misweighting Amount in order to reduce the overall Misweighting of the BLDRS Index Fund Securities. The number of shares of each of the Index Securities in a Portfolio Deposit of a particular BLDRS Index Fund as of the date of its Portfolio Deposit will be determined by: (i) multiplying the then current relevant Benchmark Index share weight of each of the Index Securities by the fixed multiplier applicable to such BLDRS Index Fund and (2) dividing the product by the then current applicable relevant Benchmark Index divisor. The resulting number will be rounded to the nearest whole share, with a fraction of
0.50 being rounded up. The Sponsor intends to make available itself, or may designate other persons to make available on each Business Day, a list of the names and the required number of shares for each of the Index Securities in the current Portfolio Deposit, as well as the Dividend Equivalent Payment effective through and including the previous Business Day, per outstanding BLDRS Index Fund Share. The Sponsor may choose within its discretion to make available, frequently throughout each Business Day, a number representing, or a per BLDRS Index Fund Share basis, the sum of the Dividend Equivalent Payment effective through and including the previous Business Day plus the current value of the Index Securities as in effect on such day (which value will occasionally include a cash-in-lieu amount to compensate for the omission of a particular Index Security from such Portfolio Deposit). If the Sponsor elects to make such information available, it would be calculated based upon the best information available, it would be calculated based upon the best information available to the Sponsor and may be calculated by other persons designated to do by the Sponsor. If the Sponsor elects to make such information available, the inability of the Sponsor or its designee to provide such information for any period of time will not in itself result in a halt in the trading of BLDRS Index Fund Shares on the Exchange.

        (b) From time to time Licensor may make adjustments to the composition of the relevant Benchmark Index as a result of a merger or acquisition involving one or more of the

Index Securities. In such cases, the BLDRS Index Fund, as shareholder of securities of an issuer that is the object of such merger or acquisition activity, may receive various offers from would-be acquirers of the issuer. The Trustee will not be permitted to accept any such offers until such time as it has been determined that the securities of the issuer will be removed from the relevant Benchmark Index. Since securities of an issuer are often removed from the relevant Benchmark Index only after the consummation of a merger or acquisition of such issuer, in selling the securities of such issuer the BLDRS Index Fund may receive, to the extent that market prices do not provide a more attractive alternative, whatever consideration is being offered to the shareholders of such issuer that have not tendered their shares prior to such time. Any cash received in such transactions will be reinvested in Index Securities in accordance with the criteria set forth in subparagraph (a) above. Any securities received as a part of the consideration that are not Index Securities will be sold as soon as practicable and the cash proceeds of such sale will be reinvested in Index Securities in accordance with the criteria set forth in subparagraph (a) above.

        (c) Purchases and sales of securities resulting from the adjustments described herein will be made in the share amounts dictated by the specifications set forth herein, whether round lot or odd lot. All Portfolio adjustments will be made as described herein unless such adjustments would cause the BLDRS Index Fund to lose its status as a Regulated Investment Company.

        (d) Pursuant to these guidelines the Trustee will calculate the required adjustments and will purchase and sell the appropriate securities. As a result of the purchase and sale of securities in accordance with these requirements, or the creation of Creation Units, the BLDRS Index Fund may hold some amount of residual cash (other than cash held temporarily due to timing differences between the sale and purchase of securities or cash delivered in lieu of Index Securities or undistributed income (including but not limited to Dividend Equivalent Payments or undistributed capital gains) as a result of such transactions, which amount shall not exceed for more than five (5) consecutive Business Days 5/10ths of 1 percent of the aggregate value of the BLDRS Index Fund Securities. In the event that the Trustee has made all required adjustments and is left with cash in excess of 5/10ths of 1 percent of the aggregate value of the BLDRS Index Fund Securities, the Trustee shall use such cash to purchase additional Index Securities that are under-weighted in respect of the Portfolio as compared to their relative weighting in the relevant Benchmark Index, even though the Misweighting of such Index Securities may not be in excess of the applicable Misweighting Amount.

        (e) All adjustments to the Portfolio held by the Trustee will be made by the Trustee pursuant to the foregoing specifications and as set forth in the Agreement and will be non-discretionary. In addition, the Trustee shall have the power and shall be required to adjust the composition of the Portfolio at any time if it determines that if such action is necessary to insure the continued qualification of the BLDRS Index Fund as a Regulated Investment Company, even if such adjustment will cause the composition of the Portfolio to deviate from that of the relevant Benchmark Index. The adjustments provided herein are intended to conform the composition and security weightings of the Portfolio, to the extent practicable, to the composition and security weightings of the relevant Benchmark Index. Such adjustments are based upon the relevant Benchmark Index as it is determined by the Licensor. To the extent that the method of determining the relevant Benchmark Index is changed by the Licensor in a manner that would affect the adjustments provided for herein, the Trustee and the Sponsor shall have the right to amend the Agreement, without the consent of the Depository or Beneficial Owners, to conform the adjustments provided herein and in the Agreement to such changes so that the objective of tracking the relevant Benchmark Index is maintained.

        (f) At such time as the Trustee gives written notice of the termination of the BLDRS Index Fund as provided in Section 9.01, from and after the date of such notice the Trustee shall use the composition and weightings of the BLDRS Index Fund Securities as of such date for the purpose and determination of all redemptions or other required uses of the basket.

        (g) The Trustee will direct its securities transactions only to brokers or dealers, which may include affiliates of the Trustee, from whom it expects to obtain the most favorable prices for execution of orders. The net proceeds of any sales of BLDRS Index Fund Securities shall either be reinvested in accordance with Section 2.04 or distributed in accordance with Section 3.07.

        (h) After the Initial Date of Deposit, on each Business Day thereafter (each such day an "Adjustment Day"), the number of shares and/or identity of each of the Index Securities in a Portfolio Deposit will be adjusted in accordance with the following procedure. At the close of the market, on each Adjustment Day, the Trustee will calculate the net asset value of the Portfolio as provided in Section 5.01. The net asset value will be divided by the number of outstanding Creation Units, resulting in a net asset value per Creation Unit (the "NAV Amount"). The Trustee will then calculate the number of shares (without rounding) of each of the Index Securities in a Portfolio Deposit for the following Business Day ("Request Day"), such that: (1) the market value at the close of the market on Adjustment Day of the securities to be included in the Portfolio Deposit on Request Day, together with the Dividend Equivalent Payment effective for requests to create or redeem on Adjustment Day, will equal the NAV Amount and (2) the identity and price weighting of each of the securities in a Portfolio Deposit will mirror proportionately, to the extent practicable, the identity and price weighting of the Index Securities, each as in effect on Request Day. For each Index Security, the number resulting from such calculation will be rounded down to the nearest whole share with a fraction of 0.50 being rounded up. The identities and number of shares of the securities so calculated will constitute the securities portion of the Portfolio Deposit effective on Request Day and thereafter until the next subsequent Adjustment Day, as well as the BLDRS Index Fund Securities ordinarily to be delivered by the Trustee in the event of request for redemption of Creation Units on Request Day and thereafter until the following Adjustment Day pursuant to Section 5.02. In addition to the foregoing adjustments, in the event that there shall occur a stock split, stock dividend, or reverse stock split with respect to any Index Security, the Portfolio Deposit shall be adjusted to take account of such stock split, stock dividend, or reverse split multiple, in each case rounded to the nearest whole share, with a fraction of 0.50 being rounded up.

        (i) On Request Day and on each day that a request for the creation or redemption of Creation Units is deemed received, the Trustee will calculate the market value of the securities portion of the Portfolio Deposit as in effect on Request Day as of the close of the market and add to that amount the Dividend Equivalent Payment effective for requests to create or redeem on Request Day (such market value and Dividend Equivalent Payment are collectively referred to herein as the "Portfolio Deposit Amount"). The Trustee will then calculate the NAV Amount, based on the close of the market on Request Day. The difference between the NAV Amount so calculated and the Portfolio Deposit Amount shall be the "Balancing Amount." The Balancing Amount serves the function of compensating for any differences between the value of the Portfolio Deposit Amount and the NAV Amount at the close of trading on Request Day due to, for example, (1) differences in the market value of the securities in the Portfolio Deposit and the market value of the Securities on Request Day and (2) any variances of the actual Portfolio Deposit.

        (j) Notwithstanding the foregoing, on any Adjustment Day on which (a) no change in the identity and/or share weighting of any Index Security is scheduled to take effect that would cause the relevant Benchmark Index divisor to be adjusted after the close of the market on such Business Day,(1) and (b) no stock split, stock dividend, or reverse stock split with respect to any Index Security has been declared to take effect on the corresponding Request Day, the Trustee reserves the right to forego making any adjustment to the securities portion of the Portfolio Deposit and to use the composition and price weighting of the Index Securities of the most recently effective Portfolio Deposit for the Request Day following such Adjustment Day. Notwithstanding the foregoing, the amount of the Cash Component shall at all times be determined in accordance with the procedures set forth above. In addition, the Trustee further reserves the right to calculate the adjustment to the number of shares and/or identity of the securities portion of the Portfolio Deposit as described above.

        (k) As previously described, the sum of the Dividend Equivalent Payment and the Balancing Amount in effect at the close of business on Request Day are collectively referred to as the Cash Component (with respect to purchases of Creation Units) or the Cash Redemption Amount (with respect to redemptions of Creation Units). If the resulting Cash Component has a positive value, the purchaser of Creation Units will be obligated to pay such cash to the Trustee in connection with orders to purchase Creation Units; if the resulting Cash Component has a negative value, then such cash shall be paid by the Trustee on behalf of the BLDRS Index Fund to the purchaser of Creation Units. Similarly, if the resulting Cash Redemption Amount has a positive value, then such cash shall be transferred to a redeeming beneficial owner by the Trustee on behalf of the BLDRS Index Fund in connection with orders to redeem Creation Units; if the resulting Cash Redemption Amount has a negative value, then such cash shall be paid by the redeeming beneficial owner of Creation Units to the Trustee on behalf of the BLDRS Index Fund.

        (l) The foregoing guidelines with respect to Misweighting shall also apply to any Index Security that: (1) is likely to be unavailable for delivery or available in insufficient quantity for delivery or (2) cannot be delivered to the Trustee due to restrictions prohibiting a purchaser from engaging in a transaction involving such Index Security or (3) is not eligible to be processed through the BLDRS Index Fund Creation Process. Upon receipt of an order for Creation Units that will involve such an Index Security, the Trustee shall determine whether the substitution of cash for such Index Security will cause a Misweighting in the Securities with respect to such Index Security. If a Misweighting results, the Trustee shall purchase the required number of shares of such Index Security on the open of the market on the following Business Day. If a Misweighting does not result and the Trustee would not hold cash in excess of the permitted amounts described below, the Trustee may hold such cash or, if

------------
(1) The Licensor normally publicly announces any changes in the identity and/or weighting of the Index Securities in advance of the actual changes.

such an excess would result, make the required adjustments to the Securities in accordance with the procedures described herein.

        (m) In making the adjustments described above, the Trustee will rely on industry sources generally available for information as to the composition and price weightings of the Index Securities. If the Trustee becomes incapable of obtaining or processing such information or NSCC is unable to receive such information from the Trustee on any Business Day, then the Trustee shall use the composition and price weightings of the Index Securities for the most recently effective Portfolio Deposit for the purposes of all adjustments and determinations described herein (including, without limitation determination of the securities portion of the Portfolio Deposit) until the earlier of (a) such time as current information with respect to the Index Securities is available or
(b) three (3) consecutive Business Days have elapsed. If such current information is not available and three (3) consecutive Business Days have elapsed, the composition and price weightings of the Securities shall be used for the purposes of all adjustments and determinations herein (including, without limitation, determination of the securities portion of the Portfolio Deposit) until current information with respect to the Index Securities is available.

        (n) If the Trustee shall determine, in its discretion, that an Index Security is likely to be unavailable or available in insufficient quantity for delivery upon the creation of Creation Units for the following Business Day or for any period thereafter, the Trustee shall have the right to include the cash equivalent value of such Index Security determined in accordance with the protocols listed in Section 4.01 hereof in the Portfolio Deposit as a part of the Cash Component, in lieu of the inclusion of such Index Security in the securities portion of such Portfolio Deposit. In the event that such a determination is made, the Portfolio Deposit so constituted shall dictate the Index Securities to be delivered in connection with the creation of Creation Units for all purposes hereunder until such time as the securities portion of the Portfolio Deposit is subsequently adjusted.

        (o) In connection with the creation of Creation Units, if an investor is restricted by regulation or otherwise from investing or engaging in a transaction in one or more Index Securities, the Trustee, in its discretion, shall have the right to include the cash equivalent value of such Index Securities (determined in accordance with the protocols listed in Section 4.01 hereof) in the Portfolio Deposit as part of the Cash Component in lieu of the inclusion of such Index Securities in the securities portion of the Portfolio Deposit for the affected investor. The amount of such cash equivalent payment shall be used by the Trustee in accordance with the foregoing guidelines regarding permissible amounts of cash. In such cases, the Trustee, to effectuate the policy described above, may purchase the appropriate number of shares of the Index Security that the investor was unable to purchase. In any such case an investor shall pay the Trustee the standard Transaction Fee plus an additional amount not to exceed three (3) times the standard Transaction Fee.

        Section 2.05. Bank Accounts. The Trustee shall open and maintain a separate bank account or accounts in the banking department of the Trustee in the name, and for the benefit, of the BLDRS Index Fund, subject only to draft or order by the Trustee acting pursuant to the terms of this Agreement, and shall hold in such account or accounts all cash received by it from or for the account of the BLDRS Index Fund. Each BLDRS Index Fund shall be separately identified and shall have an account or accounts unique to it.

                                  ARTICLE III

                     Administration of Each BLDRS Index Fund

        Section 3.01. Collection of Income. (a) The Trustee shall collect, or claim on, any Income on the BLDRS Index Fund Securities as it becomes payable (including the Dividend Equivalent Payment and that part of the proceeds of the sale or liquidation of any of the BLDRS Index Fund Securities which represents accrued dividends or distributions and capital gains thereon). Income so collected shall be held uninvested until distributed pursuant to the provisions of this Agreement. The Trustee shall accrue all Income to the BLDRS Index Fund as of the date on which the BLDRS Index Fund is entitled to such Income as a holder of record of the BLDRS Index Fund Securities.

        (b) The Trustee may, in its discretion, sell BLDRS Index Fund Securities pursuant to Section 3.06 or advance out of its own funds such amounts as may be necessary to permit distributions pursuant to Section 3.04 and payments in respect of the redemption of Creation Units pursuant to Section 5.02. The Trustee will reimburse itself in the amount of such advance, plus Federal Reserve Board requirements, together with interest thereon at a percentage rate equal to then current overnight federal funds rate, by deducting such amounts from: (1) dividend payments or other income of the BLDRS Index Fund when such payments or other income is received, (2) the amounts earned or benefits derived by the Trustee on cash held by the Trustee for the benefit of the BLDRS Index Fund, and (3) the sale of BLDRS Index Fund Securities. In the event any such advance remains outstanding for more than forty-five (45) Business Days, the Trustee shall sell BLDRS Index Fund Securities to reimburse itself for such advance and any accrued interest thereon. The Trustee shall be deemed to be the beneficial owner of the Income payments in question to the extent of all amounts advanced by it pursuant to this Section 3.01(b), and such advances shall be secured by a lien on the BLDRS Index Fund.

        Section 3.02. Collection of Other Moneys. All moneys other than amounts received by the Trustee in respect of the BLDRS Index Fund Securities under this Agreement as described in Section 3.01 or reinvested in the purchase of Index Securities as provided in Section 2.04 (including, but not limited to, the Balancing Amount and all moneys realized by the Trustee from the sale of options, warrants or other similar rights received in respect of the BLDRS Index Fund Securities representing dividends or distributions thereon), including any capital gains dividends, shall be credited to the BLDRS Index Fund in accordance with generally accepted accounting principles; provided, however, that moneys which are required to cover the price of securities purchased by the BLDRS Index Fund but not yet delivered shall be held for such purchase. Moneys so collected shall be held uninvested. Any moneys collected other than amounts collected pursuant to Section 3.01 in respect of the Securities may be reinvested in additional BLDRS Index Fund Securities in lieu of distributions of dividend payments and other income, if necessary, as provided in Section 3.04.

        Section 3.03. Establishment of Reserves. From time to time the Trustee may, as required by generally accepted accounting principles, establish reserves for any applicable taxes or other governmental charges that may be payable out of the BLDRS Index Fund. The Trustee shall not be required to transmit to the Depository for distribution to Beneficial Owners as described in Section 3.11 any of the amounts held in such reserves; provided, however, that if the Trustee, in its sole discretion, determines that such amounts are no longer necessary for payment of any applicable taxes or other governmental charges, then such amounts shall no longer be considered to be held in such reserves. If the BLDRS Index Fund has been terminated or is in the process of termination, the Trustee shall transmit to the Depository for distribution to Beneficial Owners as described in Section 3.11 such Beneficial Owners' interest in the amounts previously reserved in accordance with Section 9.01.

        Section 3.04. Certain Deductions and Distributions. (a) On each Business Day, the Trustee shall deduct from moneys held as described above and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Sections 8.01 and 8.04 on account of its services performed, in accordance with the fee schedule set forth below (based on the net asset value of the BLDRS Index Fund on such Business Day). Expenses of the BLDRS Index Fund will be annualized and accrued on each Business Day.

        (b) The following charges are or may be accrued and paid by the BLDRS Index Fund:

        The (1) Trustee's fees as set forth below, (2) fees payable to transfer agents for the provision of transfer agency services, if any, (3) fees of the Trustee for extraordinary services performed under this Agreement; (4) various governmental charges; (5) any taxes, fees and charges payable by the Trustee with respect to BLDRS Index Fund Shares; (6) expenses and costs of any action taken by the Trustee Indemnified Party or the Sponsor Indemnified Party to protect the BLDRS Index Fund and the rights and interests of Beneficial Owners of BLDRS Index Fund Shares; (7) indemnification of the Trustee or the Sponsor for any losses, liabilities or expenses incurred by it in the administration of the BLDRS Index Fund without gross negligence, bad faith, willful misconduct, willful malfeasance on their part or reckless disregard of their obligations and duties; (8) expenses incurred in contacting Beneficial Owners of BLDRS Index Fund Shares upon termination of the BLDRS Index Fund; and (9) other out-of-pocket expenses of the BLDRS Index Fund not otherwise stated above incurred pursuant to actions permitted or required under this Agreement or the Indenture.

        (c) In addition to those discussed above, the following expenses will be charged to the BLDRS Index Fund: (i) reimbursement to the Sponsor of amounts paid by it to the Licensor in respect of annual licensing fees due under the License Agreement pursuant to Section 10.03, (ii) federal and state annual fees in keeping the registration of BLDRS Index Fund Shares on a current basis pursuant to Section 10.02 for the issuance of Creation Units, (iii) expenses of the Sponsor relating to the printing and distribution of marketing materials describing the BLDRS Index Fund and BLDRS Index Fund Shares (including but not limited to, associated legal, consulting, advertising and marketing costs and other out-of-pocket expenses).

        (d) In accordance with the provisions of the exemptive order granted by the SEC in Release ________ dated November 8, 2002 ("Order"), the expenses listed in clauses (i), (ii) and (iii) above may only be charged by the Trustee to a BLDRS Index Fund in an amount equal to their actual costs, but in no case may exceed 30 basis points (30/100 of 1%) of the net asset value of the BLDRS Index Fund per year.

        (e) Until further notice from the Sponsor, the Sponsor has undertaken that on each day during the fiscal year ending September 30, 2003, the ordinary operating expenses of each BLDRS Index Fund as calculated by the Trustee will not exceed an amount which is 0.30% per year of the daily NAV of such BLDRS Index Fund. Further, if in any one year such cost exceeds such 30 basis point limit, the Licensor will first waive licensing fees applicable to that BLDRS Index Fund and, if such waiver is insufficient, the Sponsor will thereafter reimburse that BLDRS Index Fund for or assume such excess ordinary operating expenses. Ordinary operating expenses of a Fund will not include taxes, brokerage commissions and such extraordinary non-recurring expenses as may arise, including the cost of any litigation to which a BLDRS Index Fund or Trustee may be a party. The Licensor and the Sponsor may be repaid by a Fund for, respectively, licensing fees so waived or expenses so reimbursed or assumed, in each case to the extent that subsequently during the year expenses fall below the 0.30% per year level on any given day.

        (f) The Sponsor reserves the right to charge the BLDRS Index Fund a special sponsor fee from time to time, pursuant to the provisions of Section 8.01(k), in reimbursement for certain services it may provide to the BLDRS Index Fund which would otherwise be provided by the Trustee in an amount not to exceed the actual cost of providing such services. [INSERT AS FOOTNOTE: THE SPECIAL SPONSOR FEE IS SUBJECT TO THE EXPENSE LIMITATION OF THE ORDER REFERENCED IN SUBSECTION (d) ABOVE.] The Sponsor or the Trustee from time to time may voluntarily assume some expenses or reimburse the BLDRS Index Fund so that total expenses of the BLDRS Index Fund are reduced, although neither the Sponsor nor the Trustee is obligated to do so and either one or both parties may discontinue such voluntary assumption of expenses or reimbursement at any time without notice.

        (g) The Sponsor intends to monitor the actual expenses of the BLDRS Index Fund, and may choose to reimburse the BLDRS Index Fund for or assume some or all of the expenses and charges mentioned above in order to assure that the BLDRS Index Fund remains economically attractive to current as well as prospective investors, but the Sponsor is not obligated to do so for any period of time. In the event the Sponsor chooses to so reimburse or assume certain expenses on behalf of the BLDRS Index Fund, the Sponsor shall have the right to be repaid the amount of any such reimbursement or assumption to the extent that subsequently during the year expenses fall below the 30/100 of 1% per annum level on any given day.

        (h) The Trustee shall charge the BLDRS Index Fund for those expenses and disbursements incurred pursuant to this Section 3.04, provided however, that the amount of any such charge which has not been finally determined as of any Dividend Payment Date may be estimated and any necessary adjustments shall be made in the succeeding month. The Trustee may direct that all such expenses and disbursements shall be paid directly from the assets of the BLDRS Index Fund. If the income received in the form of dividends and other distributions on the BLDRS Index Fund Securities or cash balances of the BLDRS Index Fund shall be insufficient to provide for amounts payable pursuant to this Section 3.04, the Trustee may, in its discretion, advance out of its own funds such amounts as are payable and reimburse itself for such advances as funds become available or from the proceeds of BLDRS Index Fund Securities sold to reimburse such advances. The Trustee will reimburse itself in the amount of any such advance, including those advances made pursuant to Section 3.01(b), together with interest thereon at a percentage rate equal to the then current overnight federal funds rate plus Federal Reserve Board requirements, by deducting such amounts from (1) dividend payments or other income of the BLDRS Index Fund when such payments or other income is received,
(2) the amounts earned or benefits derived by the Trustee on cash held by the Trustee for the benefit of the BLDRS Index Fund , and (3) the sale of BLDRS Index Fund Securities. Notwithstanding the foregoing, in the event that any advance remains outstanding for more than forty-five (45) Business Days, the Trustee shall sell BLDRS Index Fund Securities to reimburse itself for the amount of such advance and any accrued interest thereon. Such advances will be secured by a lien on the assets of the BLDRS Index Fund in favor of the Trustee. The expenses of the BLDRS Index Fund will be reflected in the net asset value of the BLDRS Index Fund.

        (i) For services performed under the Agreement, the Trustee will be paid by the BLDRS Index Fund a fee at an annual rate of 6/100 of 1% to 10/100 of 1% of the net asset value of the BLDRS Index Fund, as shown below, such percentage amount to vary depending on the net asset value of the BLDRS Index Fund. Such compensation will be computed on each Business Day on the basis of the net asset value of the BLDRS Index Fund on such day, and the amount thereof shall be accrued daily and paid monthly.

                                TRUSTEE FEE SCALE


               Net Asset Value
           of the BLDRS Index Fund                  Fee as a Percentage of Net
              (in U.S. Dollars)                Asset Value of the BLDRS Index Fund
              -----------------                -----------------------------------
       $0-499,999,999                                 10/100 of 1% per annum*
       $500,000,000-$2,499,999,999                    8/100 of 1% per annum*
       $2,500,000,000 and above                       6/100 of 1% per annum*

----------------

* The fee indicated applies to that portion of the net asset value of the BLDRS Index Fund that falls in the size category indicated.

        (j) In addition to adjustments to the Portfolio from time to time to conform to changes in the composition or weighting of the Index Securities, the Trustee is also ordinarily required to sell BLDRS Index Fund Securities to obtain sufficient cash proceeds for the payment of BLDRS Index Fund fees and expenses at any time that projected annualized fees and expenses accrued on a daily basis exceed projected annualized dividends and other BLDRS Index Fund income accrued on a daily basis by more than 1/100th of one percent (0.01%) of the net asset value of the BLDRS Index Fund. Whenever the 0.01% threshold is exceeded, the Trustee will sell sufficient BLDRS Index Fund Securities to cover such excess by no later that the next occasion it is required to make adjustments to the Portfolio due to a Misweighting, unless the Trustee determines, in its discretion, that such a sale is unnecessary because the cash to be generated is not needed by the BLDRS Index Fund at that time for payment of expense then due or because the Trustee otherwise determines that such a sale is not warranted or advisable. At the time of the sale, the Trustee shall first sell BLDRS Index Fund Securities that are over-weighted as compared the their relative weighting in the relevant Benchmark Index.

        (k) Distributions by each BLDRS Index Fund will be made quarterly in the event that dividends accumulated in respect of the BLDRS Index Fund Securities and other income, if any, received by the BLDRS Index Fund exceed BLDRS Index Fund fees and expenses accrued during the quarterly Accumulation Period. The regular quarterly ex-dividend date, if any, for BLDRS Index Fund Shares will be the third Friday of each March, June, September and December, unless such day is not a Business Day, in which case the ex-dividend date will be the immediately preceding Business Day (the "Ex-Dividend Date"). Beneficial Owners as reflected on the records of the Depository and the DTC Participants on the second (2nd) Business Day following the Ex-Dividend Date (the "Record Date") will be entitled to receive an amount, if any, representing dividends accumulated on the Securities through such Ex-Dividend Date, net of fees and expenses, accrued daily for such period. For the purposes of all dividend distributions, dividends per BLDRS Index Fund Share will be calculated at least to the nearest 1/100th of $0.01. However, there shall be no net dividend distribution in any given quarter, and any net dividend amounts will be rolled into the next Accumulation Period, if the aggregate net dividend distributions would be in an amount less than 5/100ths of one percent (0.05%) of the net asset value of the BLDRS Index Fund as of the Friday in the week immediately preceding the Ex-Dividend Date, unless the Trustee determines that such net dividend distribution is required to be made in order to maintain the BLDRS Index Fund's status as a Regulated Investment Company or to avoid the imposition of income or excise taxes on undistributed income. When net dividend payments are to be made by the BLDRS Index Fund, payment will be made on the last Business Day in the calendar month following each Ex-Dividend Date (the "Dividend Payment Date") as disclosed in the prospectus for the BLDRS Index Fund. Dividend payments will be made through the Depository and the DTC Participants to Beneficial Owners then of record with funds received from the Trustee. Creation Units, will be registered in book entry form only, which records will be kept by the Depository.

        (l) The Trustee intends to make additional distributions with respect to moneys received by the BLDRS Index Fund other than Income to the minimum extent necessary to: (i) distribute the entire annual investment company taxable income of the BLDRS Index Fund, plus any net capital gains (from sales of BLDRS Index Fund Securities in connection with adjustments to the Portfolio or to generate cash for such distributions); and (ii) avoid imposition of the excise tax imposed by section 4982 of the Internal Revenue Code or any successor provision or any similarly imposed tax on income or gains.

        (m) The Trustee reserves the right to declare special dividends if, in its reasonable discretion, such action is necessary or advisable to preserve the status of the BLDRS Index Fund as a Regulated Investment Company or to avoid imposition of income or excise taxes on undistributed income.

        (n) The Trustee further reserves the right to vary the frequency with which periodic net dividend distributions, if any, are to be made from the BLDRS Index Fund (e.g., from quarterly to semi-annually) if it is determined by the Sponsor and the Trustee, in their discretion, that such a variance would be advisable to facilitate compliance with the rules and regulations applicable to regulated investment companies or would otherwise be advantageous to the BLDRS Index Fund. In addition, the Trustee reserves the right to change the regular Ex-Dividend Date for BLDRS Index Fund Shares to another regular date if it is determined by the Sponsor and the Trustee, in their discretion, that such a change would be advantageous to the BLDRS Index Fund. Notice of any such variance (which notice shall include changes to the

Record Date, the Ex-Dividend Date and the Accumulation Period resulting from such variance) shall be provided to Beneficial Owners via the Depository and the DTC Participants.

        Section 3.05. Statements and Reports. After the end of each fiscal year and within the time period required by applicable laws, rules and regulations, the Trustee will furnish to the DTC Participants for distribution to each person who was a Beneficial Owner of BLDRS Index Fund Shares at the end of such fiscal year, an annual report of the BLDRS Index Fund containing financial statements audited by independent accountants of nationally recognized standing and such other information as may be required by such laws, rules and regulations.

        Section 3.06. Purchase and Sale of Index Securities. (a) The Trustee shall be required to purchase or sell Index Securities to conform the Portfolio to changes in the relevant Benchmark Index as described in Section 2.04. The Trustee shall calculate the adjustments to the Portfolio and place the appropriate buy or sell orders at such times and in the manner so prescribed in
Section 2.04.

        (b) The Trustee is empowered, in its discretion, to sell the requisite amount of Securities held in the BLDRS Index Fund to permit the payment of distributions pursuant to Section 3.04 in the event that the Trustee has insufficient amounts available in the BLDRS Index Fund to make such distributions. The Trustee shall not be responsible in any way for depreciation or loss incurred by reason of such sale.

        Section 3.07. Substitute Securities. In the event that an offer by the issuer of any of the Securities shall be made to issue new securities in exchange or substitution for any issue of Securities, the Trustee shall not accept such offer or take any other action with respect thereto until such time as it has been determined that the securities of the issuer will be removed from the relevant Benchmark Index. In the event that a security of an issuer is removed from the relevant Benchmark Index as a result of the consummation of merger or acquisition activity of such issuer and the BLDRS Index Fund receives cash in exchange for the security of such issuer held in the Portfolio, the Trustee shall reinvest such cash in Index Securities as provided in Section
2.04. If the BLDRS Index Fund receives any securities in exchange for the security of the issuer held in the Portfolio and removed from the relevant Benchmark Index, and such securities received in exchange are not included in the relevant Benchmark Index, the Trustee shall sell such securities as soon as practicable and reinvest the proceeds of the sale in the new Index Securities as provided in Section 2.04. The purchases and sales of BLDRS Index Fund Securities for the Portfolio pursuant to this Section 3.07 shall be subject to the terms and conditions of this Agreement to the same extent as Portfolio Deposits. The Trustee shall not be liable or responsible in any way for any loss incurred by reason of a purchase or sale pursuant to this Section 3.07.

        Section 3.08. Counsel. The Trustee may employ from time to time counsel to act on behalf of the BLDRS Index Fund and perform any legal services in connection with the BLDRS Index Fund Securities and the BLDRS Index Fund, including any legal matters relating to the possible disposition or acquisition of any BLDRS Index Fund Securities pursuant to any provision hereof. The fees and expenses of such counsel shall be paid by the Trustee from the assets of the BLDRS Index Fund.

        Section 3.09. Sale by Trustee. (a) Notwithstanding any provision contained in this Agreement, the Trustee shall not sell any BLDRS Index Fund Securities unless such sale is required as a Portfolio Adjustment pursuant to and in accordance with Section 2.04 or is otherwise permitted in accordance with the provisions of Sections 3.01, 3.04, 3.06, 3.07, 5.02 or 8.04.

        (b) If at any time the issuer of any BLDRS Index Fund Security fails to pay or declare an anticipated dividend or interest and provision for such payment has not been duly made, or there has been a material event affecting a BLDRS Index Fund Security, the Trustee may not sell such BLDRS Index Fund Security unless and until such BLDRS Index Fund Security is removed from the relevant Benchmark Index or as otherwise permitted in accordance with Sections
3.06 and 3.07. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of such sale or the failure to make such a sale.

        Section 3.10. Action by Trustee Regarding Voting. The Trustee shall have the exclusive right to vote all of the voting BLDRS Index Fund Securities of the BLDRS Index Fund, and shall vote each of the BLDRS Index Fund Securities in the same proportion as all shares of each such BLDRS Index Fund Security are voted by all the shareholders of each such BLDRS Index Fund Security to the extent permissible, but if not permitted, shall abstain from voting. The Trustee shall not be liable to any person for any action or failure to take action with respect to this Section 3.10.

        Section 3.11. Book-Entry-Only System; Global Security. (a) The Depository will act as securities depository for BLDRS Index Fund Shares. Creation Units will be represented by a single Global Security, which will be registered in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository. Certificates will not be issued for BLDRS Index Fund Shares. The Global Security shall be in the form attached hereto as Exhibit B shall represent such BLDRS Index Fund Shares as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding BLDRS Index Fund Shares from time to time endorsed thereon and that the aggregate amount of outstanding BLDRS Index Fund Shares represented thereby may from time to time be reduced or increased to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding BLDRS Index Fund Shares represented thereby shall be made in such manner and upon instructions given by the Trustee as specified in the Depository Agreement.

        (b) The Trustee shall authenticate and deliver one or more Global Securities that: (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the outstanding BLDRS Index Fund Shares to be represented by one or more Global Securities, (ii) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instruction, and
(iv) shall bear a legend substantially to the following effect: "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER

USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

        (c) The Depository has advised the Sponsor and the Trustee as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository was created to hold securities of its participants (the "DTC Participants") and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The Depository agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

        (d) Upon the settlement date of any creation, transfer or redemption of BLDRS Index Fund Shares, the Depository will credit or debit, on its book-entry registration and transfer system, the amount of BLDRS Index Fund Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Trustee to NSCC, in the case of a creation or redemption through the BLDRS Index Fund Clearing Process, or by the Trustee and the DTC Participant, in the case of a creation or redemption transacted outside of the BLDRS Index Fund Clearing Process. Beneficial ownership of BLDRS Index Fund Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and indirect Participants. Owners of beneficial interests in BLDRS Index Fund Shares ("Beneficial Owners") will be shown on, and the transfer of ownership will be effected only through, records maintained by the Depository (with respect to DTC Participants) and on the records of DTC Participants (with respect to indirect Participants and Beneficial Owners that are not DTC Participants or indirect Participants). Beneficial Owners are expected to receive from or through the DTC Participant a written confirmation relating to their purchase of BLDRS Index Fund Shares.

        (e) So long as Cede & Co., as nominee of the Depository, is the registered owner of BLDRS Index Fund Shares, references herein to the registered or record owners of BLDRS Index Fund Shares shall mean Cede & Co. and shall not mean the Beneficial Owners of BLDRS Index Fund Shares. Beneficial Owners of BLDRS Index Fund Shares will not be entitled to have BLDRS Index Fund Shares registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder thereof under the Agreement and Indenture. Accordingly, each Beneficial Owner must rely on the procedures of the DTC Participant or Depository and, if such Beneficial Owner is not a DTC Participant, on the procedures of the indirect Participant through which such Beneficial Owner holds its interests, to exercise any rights of a holder of BLDRS Index Fund Shares under the Agreement and Indenture. The Trustee and the Sponsor understand that under existing industry practice, in the event the Trustee requests any action of a Beneficial Owner, or a Beneficial Owner desires to take any action that the Depository, as the record owner of all outstanding BLDRS Index Fund Shares, is entitled to take, the Depository would authorize the DTC Participants to take such action and that the DTC Participants would authorize the indirect Participants and Beneficial Owners acting through such DTC Participants to take such action or would otherwise act upon the instructions of Beneficial Owners owning through them.

        (f) As described above, the Trustee will recognize the Depository or its nominee as the owner of all BLDRS Index Fund Shares for all purposes except as expressly set forth in this Agreement. Conveyance of all notices, statements and other communications to Beneficial Owners will be affected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to the Trustee upon request and for a fee to be charged to the BLDRS Index Fund a listing of the BLDRS Index Fund Share holdings of each DTC Participant. The Trustee shall inquire of each such DTC Participant as to the number of Beneficial Owners holding BLDRS Index Fund Shares, directly or indirectly, through such DTC Participant. The Trustee shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners. In addition, the BLDRS Index Fund shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

        (g) BLDRS Index Fund Share distributions shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all BLDRS Index Fund Shares. The Trustee and the Sponsor expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of BLDRS Index Fund Shares, shall credit immediately DTC Participants' accounts with payments in amounts proportionate to their respective beneficial interests in Creation Units as shown on the records of the Depository or its nominee. The Trustee and the Sponsor also expect that payments by DTC Participants to indirect Participants and Beneficial Owners held through such DTC Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a "street name," and will be the responsibility of such DTC Participants. Neither the Trustee nor the Sponsor will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in BLDRS Index Fund Shares, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the indirect Participants and Beneficial Owners owning through such DTC Participants.

        (h) The Depository may determine to discontinue providing its services with respect to BLDRS Index Fund Shares at any time by giving notice to the Trustee and the Sponsor and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Trustee and the Sponsor shall take action either to find a replacement for the Depository to perform its functions at a comparable cost or, if such a replacement is unavailable, to terminate the BLDRS Index Fund as provided in Article IX.

                                   ARTICLE IV

                    Evaluation of BLDRS Index Fund Securities

        Section 4.01. Evaluation of BLDRS Index Fund Securities. The Trustee shall make available to NSCC prior to the commencement of trading on each Business Day a list of the names and required number of shares of each of the Index Securities in the current Portfolio Deposit as well as the amount of the Dividend Equivalent Payment for the previous Business Day. Under certain extraordinary circumstances which may make it impossible for the Trustee to provide such information to NSCC on a given Business Day, NSCC shall use the information regarding the identity and required number of shares of the Index Securities of the Portfolio Deposit on the previous Business Day. Any such determination shall be effective for all creations and redemptions made at the close of the Business Day of such creations and redemptions. The evaluation with respect to the aggregate value of the BLDRS Index Fund Securities as used in calculating the net asset value of the BLDRS Index Fund shall be made as follows: If the BLDRS Index Fund Securities are listed on one or more national securities exchanges, such evaluation shall generally be based on the closing sale price on that day (unless the Trustee deems such price inappropriate as a basis for evaluation) on the exchange which is deemed to be the principal market therefore (the New York or American Stock Exchange, any other national securities exchange or in an organized OTC market, such as The Nasdaq Stock Market, Inc. if the securities are listed thereon) or, if there is no such appropriate closing sale price on such exchange, at the closing bid price (unless the Trustee deems such price inappropriate as a basis for evaluation). If the BLDRS Index Fund Securities are not so listed or, if so listed and the principal market therefore is other than on such exchange or there is no such closing bid price available, such evaluation shall generally be made by the Trustee in good faith based on the closing price on the over-the-counter market (unless the Trustee deems such price inappropriate as a basis for evaluation) or if there is no such appropriate closing price, (a) on current bid prices, (b) if bid prices are not available, on the basis of current bid prices for comparable securities, (c) by the Trustee's appraising the value of the securities in good faith on the bid side of the market, or (d) by any combination thereof.

        Section 4.02. Responsibility of the Trustee. The Sponsor and the Beneficial Owners may rely on any evaluation furnished by the Trustee and the Sponsor shall have no responsibility for the accuracy thereof. The determinations made by the Trustee hereunder shall be made in good faith upon the basis of, and the Trustee shall not be liable for any errors contained in, information reasonably available to it. The Trustee shall be under no liability to the Sponsor, or to Beneficial Owners, for errors in judgment, provided, however, that this provision shall not protect the Trustee against any liability to which it would otherwise be subject by reason of willful misfeasance, willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

        Section 4.03. Continued Qualification as Regulated Investment Company. The Trustee shall perform such reviews, file such reports or take any and all such action as it is advised by counsel or accountants employed by the Trustee as required in order to continue the qualification of the BLDRS Index Fund as a Regulated Investment Company.

                                   ARTICLE V

          BLDRS Index Fund Evaluation and Redemption of Creation Units

        Section 5.01. BLDRS Index Fund Evaluation. As of the Evaluation Time (1) on each Business Day and (2) upon termination of the BLDRS Index Fund, the Trustee shall, in determining the net asset value of the BLDRS Index Fund:

        (a) subtract all Liabilities (including accrued expenses and dividends payable) from the total value of the BLDRS Index Fund 's investments and other assets and (b) divide the resulting figure by the total number of outstanding BLDRS Index Fund Shares. The resulting figure is herein called a "BLDRS Index Fund Evaluation." The amount of cash held by the BLDRS Index Fund (including dividends receivable on stocks trading ex-dividend) is computed as of such Evaluation Time (a) on each day on which Creation Units are tendered for redemption and (b) on any other day desired by the Trustee.

        Section 5.02. Redemption of Creation Units. (a) Creation Units will be redeemable in kind when such Creation Units are in the account of a single Participating Party or a single DTC Participant by submitting a request for redemption to the Trustee in the manner specified in the Participant Agreement.

        (b) Requests for redemptions of Creation Units may be made on any Business Day to the Trustee through the BLDRS Index Fund Clearing Process. Requests for redemptions of Creation Units may also be made directly to the Trustee outside the BLDRS Index Fund Clearing Process. Requests for redemption shall not be made to the Distributor. In the case of redemptions made through the BLDRS Index Fund Clearing Process, the Transaction Fee will be deducted from the amount delivered to the redeeming beneficial owner or added to the amount owed by the redeeming beneficial owner to the Trustee, as applicable. In case of redemptions tendered directly to the Trustee outside the BLDRS Index Fund Clearing Process, a total fee will be charged equal to the Transaction Fee plus an additional amount not to exceed three (3) times the Transaction Fee applicable per BLDRS Index Fund Share, will be deducted from the amount delivered to the redeeming beneficial owner due in part to the increased expense associated with delivery outside the BLDRS Index Fund Clearing Process and such amount will be deducted from the amount delivered to the redeeming beneficial owner or added to the amount owed by the redeeming beneficial owner to the Trustee on behalf of the BLDRS Index Fund, as applicable. In all cases, both the tender of Creation Units for redemption and distributions to the redeeming beneficial owner (or payments to the Trustee, as applicable) in respect of Creation Units redeemed will be effected through the Depository and the relevant DTC Participant(s) to the Beneficial Owner thereof as recorded on the book entry system of the Depository or the relevant DTC Participant, as the case may be.

        (c) The Trustee will transfer to the redeeming Beneficial Owner via the Depository and the relevant DTC Participant(s) a portfolio of securities for each Creation Unit delivered, typically identical in composition and weighting to the Index Securities required to be deposited in connection with a Portfolio Deposit as in effect (1) on the date a request for redemption is deemed received by the Trustee as described below, in the case of redemptions made either through the BLDRS Index Fund Clearing Process or outside the BLDRS Index Fund Clearing Process or (2) on the date that notice of the termination of the BLDRS Index Fund is given, in the case of the termination of the BLDRS Index Fund. Each redemption also includes a cash amount, the "Cash Redemption Amount," which will either be paid to the Trustee on behalf of the BLDRS Index Fund by the redeeming beneficial owner or paid to the redeeming beneficial owner by the Trustee on behalf of the BLDRS Index Fund as described below. On any given Business Day, the Cash Redemption Amount is typically an amount identical to the amount of the Cash Component and is equal, on a BLDRS Index Fund Share basis, to the dividends on all the BLDRS Index Fund Securities with ex-dividend dates for the period beginning on the most recent ex-dividend date for Creation Units through and including the current Business Day, net of accrued expenses and liabilities for such period not previously deducted (including, without limitation, (x) taxes or other governmental charges against the BLDRS Index Fund not previously deducted, if any, and (y) accrued fees of the Trustee and other expenses of the BLDRS Index Fund (including legal and auditing expenses) and other expenses not previously deducted), plus or minus the Balancing Amount. To the extent the sum of dividends on all BLDRS Index Fund Securities with ex-dividend dates within the Accumulation Period, plus or minus the Balancing Amount, exceeds the accrued expenses and liabilities of the BLDRS Index Fund for such period (i.e., the Cash Redemption Amount has a positive value), then the Trustee on behalf of the BLDRS Index Fund will transfer payment thereof via the relevant DTC Participant(s) to the redeeming Beneficial Owner. Conversely, to the extent the sum of dividends on all Securities with ex-dividend dates within the Accumulation Period, plus or minus the Balancing Amount, is less than the accrued expenses and liabilities of the BLDRS Index Fund for such period (i.e., the Cash Redemption Amount has a negative value), then such Beneficial Owner shall be required to deliver payment thereof via the relevant DTC Participant(s) to the Trustee on behalf of the BLDRS Index Fund. In the case of redemptions made through the BLDRS Index Fund Clearing Process, the Trustee on behalf of the BLDRS Index Fund will effect a transfer of the Cash Redemption Amount (if required) and the BLDRS Index Fund Securities to the redeeming Beneficial Owner by the third (3rd) NSCC Business Day following the date on which request for redemption is deemed received. In the case of redemptions made outside the BLDRS Index Fund Clearing Process, the Trustee on behalf of the BLDRS Index Fund will transfer the Cash Redemption Amount (if required) and the securities to the redeeming Beneficial Owner by the third (3rd) Business Day following the date on which the request for redemption is deemed received, in cases in which the Cash Redemption Amount is payable by the redeeming beneficial owner to the Trustee, the redeeming beneficial owner (via the Depository and the relevant DTC participant(s)) is required to make payment of such cash amount by the third (3rd) NSCC Business Day, for redemptions made through the BLDRS Index Fund Clearing Process, or the third
(3rd) Business Day, for redemptions outside the BLDRS Index Fund Clearing Process, following the date on which the request for redemption is deemed received. The Trustee will cancel all Creation Units delivered upon redemption.

        (d) In the event that the Trustee determines, in its discretion, that an Index Security is likely to be unavailable or available in insufficient quantity for delivery by the BLDRS Index Fund upon the redemption of Creation Units, the Trustee shall have the right in its discretion to include the cash equivalent value of such Index Security or Index Securities (determined in accordance with the protocols listed in Section 4.01 hereof), at the close of the market on the date redemption is requested may be included in the Portfolio Deposit as a part of the Cash Redemption Payment, in lieu of the inclusion of such Index Security in the securities portion of the Portfolio Deposit.

        (e) If the income received by the BLDRS Index Fund in the form of dividends and other distributions on the BLDRS Index Fund Securities is insufficient to allow distribution of the Cash Redemption Payment, the Trustee may advance out of its own funds any amounts necessary in respect of redemptions of Creation Units pursuant to Section 3.01(b); otherwise, the Trustee may sell BLDRS Index Fund Securities in an amount sufficient to effect such redemptions. The Trustee will reimburse itself in the amount of such advance plus Federal Reserve Board reserve requirements together with interest thereon at a percentage rate equal to then current overnight federal funds rate by deducting such amounts from (1) dividend payments or other income of the BLDRS Index Fund when such payments or other income is received, (2) the amounts earned or benefits derived by the Trustee on cash held by the Trustee for the benefit of the BLDRS Index Fund, and (3) the sale of BLDRS Index Fund Securities. Notwithstanding the foregoing, in the event that any advance remains outstanding for more than forty-five (45) Business Days, the Trustee shall sell BLDRS Index Fund Securities to reimburse itself for such advance and any accrued interest thereon. Such advances will be secured by a lien on the assets of the BLDRS Index Fund in favor of the Trustee.

        (f) The Trustee may, in its discretion, and will when so directed by the Sponsor, suspend the right of redemption, or postpone the date of payment of the net asset value for more than five (5) Business Days following the date on which request for redemption is made, for any period during which the New York Stock Exchange is closed or trading is suspended; for any period during which an emergency exists as a result of which disposal or evaluation of the BLDRS Index Fund Securities is not reasonably practicable; or for such other period as the SEC may by order permit for the protection of Beneficial Owners. Neither the Sponsor nor the Trustee is liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

        (g) Upon the specific request of a redeeming beneficial owner, the Trustee may, in its discretion, redeem Creation Units delivered by such redeeming beneficial owner, either in whole or in part, by providing such redeeming beneficial owner with a portfolio of BLDRS Index Fund Securities then held by the BLDRS Index Fund which (1) differs in exact composition and/or weighting from the Index Securities held in the relevant Benchmark Index at such time (2) but does not differ in net asset value from the then-current Portfolio Deposit. The Trustee may agree to such redemption if the Trustee were to determine that such differing portfolio of BLDRS Index Fund Securities would be appropriate in order to maintain the Portfolio's correspondence to the price weighted composition of the relevant Benchmark Index, for example, when a stock split of one or more of the Index Securities occurs.

        (h) In connection with redemption of Creation Units, if an investor states its belief that it is restricted by regulation or otherwise from investing or engaging in a transaction in one or more Index Securities, the Trustee, in its discretion, shall have the right to include the cash equivalent value of such Index Securities (determined in accordance with the protocols listed in Section 4.01 hereof) in the Portfolio Deposit as part of the Cash Redemption Payment, in lieu of the inclusion of such Index Securities in the securities portion of the Portfolio Deposit for the affected investor. In any such case an investor shall pay the Trustee the standard Transaction Fee plus an additional amount not to exceed three (3) times the standard Transaction Fee.

                                   ARTICLE VI

                       Transfer of BLDRS Index Fund Shares

        Section 6.01. Transfer of BLDRS Index Fund Shares. BLDRS Index Fund Shares may be transferred only through the book-entry system of the Depository as provided in Section 3.11. Beneficial Owners have the rights accorded to holders of "book-entry" securities under applicable law. Beneficial Owners may transfer BLDRS Index Fund Shares through the Depository by instructing the DTC Participant holding the BLDRS Index Fund Shares for such Beneficial Owner in accordance with standard securities industry practice.

                                  ARTICLE VII

                                     Sponsor

        Section 7.01. Responsibility and Duties. The Sponsor shall be liable in accordance herewith for the obligations imposed upon and undertaken by the Sponsor hereunder. The Sponsor will make available itself, or may designate other persons to make available to NSCC prior to the commencement of trading on each Business Day a list of the names and required number of shares of each of the Index Securities in the current Portfolio Deposit as well as the amount of the Dividend Equivalent Payment effective through and including the previous Business Day. The Sponsor presently intends, but is not obligated, to determine and cause to be announced (a) on a daily basis, the Dividend Equivalent Payment effective through and including the previous Business Day, per outstanding BLDRS Index Fund Share, and (b) throughout the day at the Exchange a number representing, on a per BLDRS Index Fund Share basis, the sum of the Dividend Equivalent Payment effective through and including the previous Business Day, plus the current value of the securities portion of a Portfolio Deposit as in effect on such day (which value will occasionally include a cash in lieu amount to compensate for the omission of a particular Index Security from such Portfolio Deposit). Such information will be calculated based upon the best information available to the Sponsor and may be calculated by other persons designated to do so by the Sponsor.

        Section 7.02. Certain Matters Regarding Successor Sponsor. The covenants, provisions and agreements herein contained shall in every case be binding upon any successor to the business of the Sponsor, except that no successor Sponsor may be a partnership. The Sponsor may transfer all or substantially all of its assets to a corporation which carries on the business of the Sponsor, if at the time of such transfer such successor duly assumes all the obligations of the Sponsor under this Agreement, and in such event, the Sponsor shall be relieved of all further liability under this Agreement.

        Section 7.03. Resignation of Sponsor; Successors. If at any time the Sponsor desires to resign its position as Sponsor hereunder, it may resign by delivering to the Trustee an instrument of resignation executed by the Sponsor. Such resignation shall not become effective until the earlier of (i) the appointment by the Trustee of a successor Sponsor to assume, with such compensation from the BLDRS Index Fund as the Trustee may deem reasonable under the circumstances, but not exceeding the amounts prescribed by the SEC, the duties and obligations of the resigning Sponsor hereunder by an instrument of appointment and assumption executed by the Trustee and the successor Sponsor; or (ii) the Trustee shall have agreed to act as Sponsor hereunder succeeding to all the rights and duties of the resigning Sponsor without appointing a successor Sponsor and without terminating this Agreement or the Indenture; or (iii) the Trustee shall have terminated this Agreement and liquidated the BLDRS Index Fund , which action the Trustee shall have taken if, within sixty (60) days following the date on which a notice of resignation shall have been delivered by the Sponsor, a successor Sponsor has not been appointed or the Trustee has not agreed to act as Sponsor hereunder. If the Sponsor shall fail to undertake or perform or become incapable of undertaking or performing its duties hereunder or shall become bankrupt or its affairs shall be taken over by public authorities, the Trustee shall act in accordance with the provisions set forth in Section 8.01(g). Any such successor Sponsor shall be satisfactory to the Trustee. Upon effective resignation hereunder, the resigning Sponsor shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such resignation, and the new Sponsor shall thereupon undertake and perform all duties and be entitled to all rights and compensation as Sponsor under this Agreement. The successor Sponsor shall not be under any liability hereunder for occurrences or omissions prior to the execution of such instrument.

        Section 7.04. Liability of Sponsor and Indemnification. (a) The Sponsor shall not be under any liability to the BLDRS Index Funds Trust, the BLDRS Index Fund, the Trustee, or any Beneficial Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the purchase or sale of any BLDRS Index Fund Securities; provided, however, that this provision shall not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, willful misconduct or willful malfeasance in the performance of its duties hereunder or reckless disregard of its obligations and duties hereunder. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee's counsel or by any other person for any matters arising hereunder. The Sponsor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Beneficial Owner or to the Trustee other than as expressly provided for herein.

        (b) The Sponsor and its directors, shareholders, officers, employees, affiliates (as such term is defined in Regulation S-X) and subsidiaries (each a "Sponsor Indemnified Party") shall be indemnified from the BLDRS Index Fund and held harmless against any loss, liability or expense incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of this Agreement or the Indenture or
(2) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under this Agreement or the Indenture. Such indemnity shall include payment from the BLDRS Index Fund of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor hereunder. Any amounts payable to a Sponsor Indemnified Party under this Section 7.04 may be payable in advance or shall be secured by a lien on the BLDRS Index Fund. The Sponsor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability; provided, however, that if in the Sponsor's opinion action is required with respect to an event or condition which would have a material adverse effect on the BLDRS Index Fund, the Sponsor shall notify the Trustee of such event or condition. If the Trustee does not act within ten days after receipt of such notice, the Sponsor may undertake any such action it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Beneficial Owners and, in such event, the legal expenses and costs of any such action shall be expenses and costs of the BLDRS Index Fund and the Sponsor shall be entitled to be reimbursed therefore by the BLDRS Index Fund.

        (c) The Sponsor shall not be liable except by reason of its own gross negligence, bad faith, willful misconduct or willful malfeasance for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement, or reckless disregard of its obligations and duties hereunder or under the Indenture.

                                  ARTICLE VIII

                                     Trustee

        Section 8.01. General Definition of Trustee's Rights, Duties and Responsibilities. In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustee as otherwise set forth in this Agreement, the duties, rights, privileges and liabilities of the Trustee are further defined as follows:

        (a) All moneys deposited with or received by the Trustee hereunder shall be held by it, without interest other than as provided in Section 3.04, as a deposit for the account of the BLDRS Index Fund in accordance with the provisions of Section 2.05, until required to be disbursed in accordance with the provisions of this Agreement. Such monies shall be deemed segregated by maintaining such monies in an account for the exclusive benefit of the BLDRS Index Fund in accordance with the provisions of Section 2.05.

        (b) The Trustee shall not be under any liability for any action taken in good faith reliance on any appraisal, paper, certification, order, list, demand, request, consent, affidavit, notice, opinion, direction, valuation, endorsement, assignment, resolution, draft or other documents prima facie properly executed, provided, however that where a list of authorized officials and their signatures are on file with the Trustee, the Trustee shall be required to compare such manual signatures to the signature on any such documents. Such requirement shall not apply to "personal identification numbers" or "PINS" or other forms of electronic security devices which function as a proxy for a manual signature.

        (c) The Trustee shall not be under any liability for the disposition of moneys, or of any of the BLDRS Index Fund Securities, or in respect of any evaluation which it is required to make under this Agreement or otherwise, except by reason of its own gross negligence, bad faith, willful misconduct or willful malfeasance, or reckless disregard of its duties and obligations hereunder and the Trustee may construe any of the provisions of this Agreement, insofar as the same may be ambiguous or inconsistent with any other provisions hereof, and any reasonable construction of any such provision hereof by the Trustee in good faith shall be binding upon the parties hereto and all Beneficial Owners.

        (d) The Trustee shall not be responsible for the due execution hereof by the Sponsor or for the form, character, genuineness, sufficiency, value or validity of any of the Securities, or for the due execution thereof by any Depositor, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Beneficial Owner or the Sponsor, other than as expressly provided for herein.

        (e) The Trustee shall not be under any obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it shall be furnished with reasonable security and indemnity against such expense or liability. Any pecuniary cost of the Trustee resulting from the Trustee's appearance in, prosecution of or defense of any such actions shall be deductible from and constitute a lien against the assets of the BLDRS Index Fund. Subject to the foregoing, the Trustee shall, in its discretion, undertake such action as it may deem necessary at any and all times to protect the BLDRS Index Fund and the rights and interest of all Beneficial Owners pursuant to the terms of this Agreement; provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be deductible from the assets of the BLDRS Index Fund or otherwise reimbursable to the Trustee from, and shall constitute a lien against, the assets of the BLDRS Index Fund.

        (f) The Trustee may employ agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants, auditors and other professionals if such agents, attorneys, accountants, auditors or other professionals shall have been selected with reasonable care. The Trustee shall not be liable in respect of any action taken under this Agreement or the Indenture, or suffered, in good faith by the Trustee, in accordance with the opinion of its counsel. The accounts of the BLDRS Index Fund shall be audited, as required by law, by independent certified public accountants designated from time to time by the Trustee, and the report of such accountants shall be furnished by the Trustee to Beneficial Owners as described in Section 3.11 upon request. The fees and expenses charged by such agents, attorneys, accountants, auditors or other professionals shall constitute an expense of the BLDRS Index Fund.

        (g) If the Sponsor shall fail to undertake or perform or shall become incapable of undertaking or performing any of the duties which by the terms of this Agreement are required to be undertaken or performed by it, and such failure shall not be cured within fifteen (15) Business Days following receipt of notice from the Trustee of such failure, or if the Sponsor shall be adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property shall be appointed, or a trustee or liquidator or any public officer shall take charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may do any one or more of the following: (1) appoint a successor Sponsor to assume, with such compensation from the BLDRS Index Fund as the Trustee may deem reasonable under the circumstances, but not exceeding the reasonable amounts prescribed by the SEC in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940, or any successor provision, the duties and obligations of the resigning Sponsor hereunder by an instrument of appointment and assumption executed by the Trustee and the successor Sponsor; or (2) agree to act as Sponsor hereunder without appointing a successor Sponsor and without terminating this Agreement or the Indenture; or (3) terminate this Agreement and Indenture and liquidate the BLDRS Index Fund pursuant to Section 9.01.

        (h) If the evaluation of the BLDRS Index Fund as shown by any BLDRS Index Fund Evaluation shall be less than the Discretionary Termination Amount, the Trustee shall, only when so directed in writing by the Sponsor, terminate this Agreement and the Indenture with regard to the relevant BLDRS Index Fund and the BLDRS Index Fund created hereby and thereby and liquidate such BLDRS Index Fund, all in the manner provided in Section 9.01.

        (i) In no event shall the Trustee be personally liable for any taxes or other governmental charges imposed upon or in respect of the BLDRS Index Fund Securities or upon the Income thereon or upon it as Trustee hereunder or upon or in respect of the BLDRS Index Fund which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel's fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the assets of the BLDRS Index Fund and the payment of such amounts shall be secured by a lien on the BLDRS Index Fund.

        (j) The Trustee shall not be liable except by reason of its own gross negligence, bad faith, willful misconduct or willful malfeasance for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement or reckless disregard of its obligations and duties hereunder or under the Indenture.

        (k) So long as required by Section 26(a)(2)(C) of the Investment Company Act of 1940, or any successor provision, and the rules promulgated there under, no payment to the Sponsor or to any affiliated person (as so defined) or agent of the Sponsor shall be allowed as an expense of the BLDRS Index Fund except for payment not in excess of such reasonable amounts as the SEC may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee itself and except as the SEC may permit by order.

        (l) The Trustee in its individual or any other capacity may become an owner or pledgee of, or be an underwriter or dealer in respect of, bonds or other obligations issued by the same issuer (or an affiliate of such issuer) of any BLDRS Index Fund Securities at any time held as part of the BLDRS Index Fund or Creation Units and may deal in any manner with the same or with the issuer (or an affiliate of the issuer) with the same rights and powers as if it were not the Trustee hereunder, including, but not limited to making loans or maintaining other banking relationships with any such issuer.

        (m) The Trustee shall discharge all of its obligations and perform all of its duties under the Participant Agreement.

        (n) The Trustee shall not be under any liability for the disposition of information provided by it to the Sponsor and subsequently distributed, on an intraday basis, to Beneficial Owners or potential Beneficial Owners of BLDRS Index Fund Shares except by reason of its own gross negligence, bad faith, willful misconduct or willful malfeasance, or reckless disregard of its duties and obligations hereunder. Subject to the foregoing, the Trustee shall undertake to provide to the Sponsor information necessary for the Sponsor to compute an estimate of the net asset value, on an intraday basis, and provide such estimate to Beneficial Owners of BLDRS Index Fund Shares.

        Section 8.02. Books, Records and Reports. (a) The Trustee shall keep proper books of record and account of all the transactions under this Agreement at its office located in New York or such office as it may subsequently designate upon notice to the other parties hereto. The books and records of the BLDRS Index Fund shall be open to inspection by any Beneficial Owner at all reasonable times during the usual business hours of the Trustee. The Trustee shall keep proper record of the creation and redemption of Creation Units at its New York office. Such records of the creation and redemption of Creation Units shall be open to inspection at all reasonable times during the usual business hours of the Trustee.

        (b) The Trustee shall make, or cause to be made, such annual or other reports and file such documents as it is advised by counsel or accountants employed by it as are required of the BLDRS Index Fund by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and including, but not limited to, Form N-SAR and filings pursuant to Rule 24f-2 under the Investment Company Act of 1940, make such elections and file such tax returns as it is advised by counsel or accountants employed by it as are from time to time required under any applicable state or federal statute or rule or regulation there under, in particular, for the continuing qualification of the BLDRS Index Fund as a Regulated Investment Company. The relevant BLDRS Index Fund fiscal year shall be set forth in the Indenture and may be changed from time to time by the Trustee and the Sponsor without consent of the Beneficial Owners.

        Section 8.03. Indenture and List of BLDRS Index Fund Securities on File. The Trustee shall keep a certified copy or duplicate original of this Agreement on file in its office and available for inspection at all reasonable times during its usual business hours by any Beneficial Owner, together with the Indenture for each BLDRS Index Fund then in effect and the Trustee shall keep and so make available for inspection a current list of the BLDRS Index Fund Securities in the Portfolio, including the identity and number of shares of each of the BLDRS Index Fund Securities.

        Section 8.04. Compensation of Trustee. (a) The Trustee shall receive; at the times set forth in this Agreement, as compensation for performing its services under this Agreement, an amount equal to the amount specified as compensation for the Trustee in Section 3.04. The computation of such compensation shall be made as set forth in Section 3.04. Such compensation shall be accrued daily by the Trustee in accordance with Section 3.04.

        Section 8.05. Indemnification of Trustee. The Trustee and its directors, shareholders, officers, employees, agents, affiliates (as such term is defined in Regulation S-X) and subsidiaries (each a "Trustee Indemnified Party") shall be indemnified from the BLDRS Index Fund and held harmless against any loss, liability or expense incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Trustee Indemnified Party arising out of or in connection with the acceptance or administration of this BLDRS Index Fund and any actions taken in accordance with the provisions of this Agreement or arising out of the administration of any Section of this Agreement or any Section of the Indenture or (2) reckless disregard on the part of such Trustee Indemnified Party of its obligations and duties under this Agreement or the Indenture. Such indemnity shall include payment from the BLDRS Index Fund of the costs and expenses incurred by such Trustee Indemnified Party in defending itself against any claim or liability relating to this Agreement, the Indenture or the BLDRS Index Fund, including any loss, liability or expense incurred in acting pursuant to written directions or instructions to the Trustee given by the Sponsor or counsel to the BLDRS Index Fund from time to time in accordance with the provisions of this Agreement or in undertaking actions from time to time which the Trustee deems necessary in its discretion to protect the BLDRS Index Fund and the rights and interest of all Beneficial Owners pursuant to the terms of this Agreement or Indenture. Any amounts payable to a Trustee Indemnified Party under this Section
8.05 may be payable in advance or shall be secured by a lien on the BLDRS Index Fund.

        Section 8.06. Resignation, Discharge or Removal of Trustee; Successors.
(a) The Trustee may resign and be discharged of the BLDRS Index Fund created by this Agreement and the Indenture by executing an instrument in writing resigning as such Trustee, filing the same with the Sponsor, if any, and mailing a copy of a notice of resignation to all DTC Participants for distribution to Beneficial Owners as provided in Section 3.11 not less than 60 days before the date specified in such instrument when, subject to Section 8.06(c), such resignation is to take effect. The Trustee shall be advised by the Depository as to the holdings of all DTC Participants pursuant to the Depository Agreement. In case at any time the Trustee shall not meet the requirements set forth in Section
8.07 hereof, shall fail to undertake or perform or shall become incapable of undertaking or performing any of the duties which by the terms of this Agreement are required to be undertaken or performed by it, and such failure shall not be cured within fifteen (15) Business Days following receipt of notice from the Sponsor of such failure, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or a trustee or liquidator or any public officer shall take charge or control of such Trustee or of its property or affairs for the purposes of rehabilitation, conservation or liquidation, then in any such case, the Sponsor may, subject to the requirements of Section 8.06(b) and (c), remove such Trustee and appoint a successor Trustee by written instrument or instruments delivered to the Trustee so removed and to the successor Trustee. Upon receiving notice of resignation or removal of the Trustee, the Sponsor shall use its best efforts promptly to appoint a successor Trustee in the manner and meeting the qualifications hereinafter provided, by written instrument or instruments delivered to such resigning Trustee and the successor Trustee. Notice of such appointment of a successor Trustee shall be mailed promptly after acceptance of such appointment by the successor Trustee to all DTC Participants for distribution to Beneficial Owners as provided in
Section 3.11. Beneficial Owners of 66 2/3 percent of the BLDRS Index Fund Shares then outstanding may at any time remove the Trustee by written instrument or instruments delivered to the Trustee and Sponsor. The Sponsor shall thereupon use its best efforts to appoint a successor Trustee in the manner provided herein. Upon effective resignation hereunder, the resigning Trustee shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such resignation, and the new Trustee shall thereupon undertake and perform all duties and be entitled to all rights and compensation as Trustee under this Agreement. The successor Trustee shall not be under any liability hereunder for occurrences or omissions prior to the execution of such instrument.

        (b) In case at any time the Trustee shall be removed or shall resign and no successor Trustee shall have been appointed within sixty (60) days after the date notice of removal has been received by the Trustee or the Trustee has issued its notice of resignation, the Trustee shall terminate this Agreement and Indenture and liquidate the BLDRS Index Fund pursuant to Section 9.01.

        (c) Any successor Trustee appointed hereunder shall execute and acknowledge to the Sponsor and to the retiring Trustee an instrument accepting such appointment hereunder, and such successor Trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named a Trustee herein and shall be bound by all the terms and conditions of this Agreement and the Indenture. Upon the request of such successor Trustee the retiring Trustee and the Sponsor shall, upon payment of all amounts due the retiring Trustee, execute and deliver an instrument acknowledged by it transferring to such successor Trustee all the rights and powers of the retiring Trustee; and the retiring Trustee shall transfer, deliver and pay over to the successor Trustee all Securities and monies at the time held by it hereunder, if any, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. Any resignation or removal of a Trustee and appointment of a successor Trustee pursuant to this Section 8.06 shall become effective upon such acceptance of appointment by the successor Trustee. The indemnification of such Trustee and any other Trustee Indemnified Party provided for under Section 8.05 hereof shall survive any resignation, discharge or removal of the Trustee hereunder.

        (d) Any bank, trust company, corporation or national banking association into which a Trustee hereunder may be merged or with which it may be consolidated, or any bank, trust company, corporation or national banking association resulting from any merger or consolidation to which such Trustee hereunder shall be a party, or any bank, trust company, corporation or national banking association succeeding to all or substantially all of the business of the Trustee, shall be the successor Trustee under this Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger, consolidation or succession, by which any such Trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

        Section 8.07. Qualifications of Trustee. The Trustee or successor Trustee shall be a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any state thereof, and shall be authorized under such laws to exercise corporate trust powers. The Trustee and any successor Trustee shall have at all times an aggregate capital, surplus, and undivided profits of not less than $50,000,000.

        Section 8.08. Trustee's Duties Expressly Provided for Herein. Except as otherwise expressly provided for in this Agreement, the Trustee shall have no duties or obligations hereunder.

                                   ARTICLE IX

                                   Termination

        Section 9.01. Procedure Upon Termination. (a) If within 90 days from the Initial Date of Deposit the net worth of the BLDRS Index Fund shall have fallen to less than $100,000, the Trustee shall, upon the direction of the Sponsor, terminate the BLDRS Index Fund and distribute to each Beneficial Owner such Beneficial Owner's pro rata share of the assets of the BLDRS Index Fund. The Sponsor will have the discretionary right to direct the Trustee to terminate the BLDRS Index Fund if at any time after 90 days following and prior to three years following the Initial Date of Deposit the net asset value of the BLDRS Index Fund falls below $150,000,000 or if at any time after three years following the Initial Date of Deposit such value is less than $350,000,000, as such dollar amount shall be adjusted for inflation in accordance with the CPI-U, such adjustment to take effect at the end of the fourth year following the Initial Date of Deposit and at the end of each year thereafter and to be made so as to reflect the percentage increase in consumer prices as set forth in the CPI-U for the twelve (12) month period ending in the last month of the preceding fiscal year (the "Discretionary Termination Amount"). In such case, the Trustee shall, upon receipt of instruction from the Sponsor, terminate this Agreement, the Indenture and the BLDRS Index Fund created hereby. Any termination pursuant to the two preceding sentences shall be at the complete discretion of the Sponsor subject to the terms hereof, and the Sponsor shall not be liable in any way for depreciation or loss occurring as a result of any such termination. The Trustee shall have no power to terminate the Agreement, the Indenture or the BLDRS Index Fund because the value of the BLDRS Index Fund is below the Discretionary Termination Amount. The Trustee shall terminate the Agreement, the Indenture and the BLDRS Index Fund in the event that BLDRS Index Fund Shares are de-listed from the Exchange.(3) The Agreement, the Indenture and the BLDRS Index Fund may also be terminated upon receipt by the Trustee of written notice of the occurrence of any one or more of the following events: (a) by the agreement of the Beneficial Owners of 66-2/3% of outstanding BLDRS Index Fund Shares; (b) if the Depository is unable or unwilling to continue to perform its functions as set forth herein and a comparable replacement is unavailable; (c) if NSCC no longer provides clearance services with respect to BLDRS Index Fund Shares, or if the Trustee is no longer a participant in NSCC; (d) if the Licensor ceases publishing each relevant Benchmark Index; or (e) if the License Agreement is terminated. Notwithstanding the foregoing, the Agreement, the Indenture and the BLDRS Index Fund in any event shall terminate by their terms on the Mandatory Termination Date. If at any time the Sponsor shall fail to undertake or perform or become incapable of undertaking or performing any of the duties which by the terms of the Agreement are required to be undertaken or performed, or if the Sponsor resigns pursuant

------------------------
(3) It is intended that BLDRS Index Fund Shares will be listed for trading on the Exchange. Transactions involving BLDRS Index Fund Shares in the public trading market will be subject to customary brokerage charges and commissions. There can be no assurance, however, that BLDRS Index Fund Shares will always be listed on the Exchange. Following the initial twelve-month period following formation of the BLDRS Index Fund and commencement of trading on the Exchange, the Exchange will consider the suspension of trading in or removal from listing BLDRS Index Fund Shares when, in its opinion, further dealings appear unwarranted if: (a) the BLDRS Index Fund has more than sixty (60) days remaining until termination and there are fewer than 50 record Beneficial Owners for thirty (30) or more consecutive trading days; (b) the Licensor ceases publishing the relevant Benchmark Index; or (c) such other event shall occur or condition shall exist which, in the opinion of the Exchange, makes further dealings on the Exchange inadvisable.

 to Section 7.03, the Trustee may, in its discretion, in lieu of appointing a successor Sponsor pursuant to Section 8.01, terminate this Agreement, the Indenture and the BLDRS Index Fund and liquidate the BLDRS Index Fund pursuant to the provisions hereof. Notwithstanding the foregoing, in no event shall the BLDRS Index Fund, the Indenture and this Agreement continue past the Mandatory Termination Date set forth in the Indenture unless sooner terminated as specified herein. As soon as practicable after notice of termination of the Trust, the Trustee will distribute to redeeming beneficial owners tendering Creation Units prior to the termination date the Securities and cash as provided in Section 5.02 and upon termination of the BLDRS Index Fund the Trustee will sell the Securities held in the BLDRS Index Fund as provided below.

        (b) Written notice of termination, specifying the date of termination, the period during which the assets of the BLDRS Index Fund will be liquidated and Creation Units will be redeemed in cash at net asset value, and the date determined by the Trustee upon which the books of the Trustee, maintained pursuant to Section 6.01, shall be closed, shall be given by the Trustee to each Beneficial Owner at least twenty (20) days prior to termination of the Trust. Such notice shall further state that, as of the date thereof and thereafter, neither requests to create additional Creation Units nor additional Portfolio Deposits will be accepted and that, as of the date thereof, the portfolio of securities delivered upon redemption shall be identical in composition and weighting to the BLDRS Index Fund Securities rather than the securities portion of the Portfolio Deposit as in effect on the date request for redemption is made. Within a reasonable period of time after such termination the Trustee shall, subject to any applicable provisions of law, sell all of the BLDRS Index Fund Securities not already distributed to redeeming beneficial owners of Creation Units, as provided herein, if any, in such a manner so as to effectuate orderly sales and a minimal market impact. The Trustee shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of this Section
9.01. The Trustee may suspend its sales of the BLDRS Index Fund Securities upon the occurrence of unusual or unforeseen circumstances, including, but not limited to, a suspension in trading of a Index Security, the closing or restriction of trading on a stock exchange, the outbreak of hostilities or the collapse of the economy. Upon receipt of proceeds from the sale of the last BLDRS Index Fund Security, the Trustee shall:

                (i) pay to itself individually from the BLDRS Index Fund an amount equal to the sum of (1) its accrued compensation for its ordinary services, (2) any reimbursement due to it for its extraordinary services, (3) any advances made but not yet repaid and (4) any other services and disbursements as provided herein;

                (ii) deduct any and all fees and expenses from the BLDRS Index Fund in accordance with the provisions of Section 3.04 hereof; provided, however, that no portion of such amount shall be deducted or paid unless the payment thereof from the BLDRS Index Fund is at that time lawful;

                (iii) deduct from the BLDRS Index Fund any amounts which it, in its sole discretion, shall deem requisite to be set aside as reserves for any applicable taxes or other governmental charges that may be payable out of the BLDRS Index Fund;

                (iv) transmit to the Depository for distribution each Beneficial Owner's interest in the remaining assets of the Trust; and

                (v)     disseminate to each Beneficial Owner as provided in
        Section 3.11 a final statement as of the date of the computation of the amount distributable to the Beneficial Owners, setting forth the data and information in substantially the form and manner provided for in
        Section 3.05 hereof.

        (c) Dividends to be received by the BLDRS Index Fund on BLDRS Index Fund Securities sold in liquidation pursuant to this Section 9.01 subsequent to redemption shall be aggregated and distributed ratably when all such dividends have been received.

        Section 9.02. Moneys to Be Held Without Interest to Beneficial Owners. The Trustee shall be under no liability with respect to moneys held upon termination, except to hold the same as a deposit without interest for the benefit of the Beneficial Owners.

        Section 9.03. Dissolution of Sponsor Not to Terminate Trust. The dissolution of the Sponsor, or its ceasing to exist as a legal entity from, or for, any cause, shall not operate to terminate this Agreement and the Indenture insofar as the duties and obligations of the Trustee are concerned unless the Trustee terminates the BLDRS Index Fund pursuant to Section 9.01.

                                   ARTICLE X

                            Miscellaneous Provisions

        Section 10.01. Amendment and Waiver. (a) The Agreement and Indenture may be amended from time to time by the Trustee and the Sponsor without the consent of any Beneficial Owners (1) to cure any ambiguity or to correct or supplement any provision thereof which may be defective or inconsistent or to make such other provisions in regard to matters or questions arising there under as will not adversely affect the interests of Beneficial Owners; (2) to change any provision thereof as may be required by the SEC; (3) to add or change any provision as may be necessary or advisable for the continuing qualification of the BLDRS Index Fund as a Regulated Investment Company under the Internal Revenue Code; (4) to add or change any provision thereof as may be necessary or advisable in the event that NSCC or the Depository is unable or unwilling to continue to perform its functions as set forth therein; (5) to add or change any provision thereof to conform the adjustments to the Portfolio and the Portfolio Deposit to changes, if any, made by the Licensor in its method of determining each relevant Benchmark Index; (6) to add or change any provision thereof as may be necessary to implement a dividend reinvestment plan; (7) to make changes to Transaction Fee; and (8) to make changes to the expenses listed in clauses (i),
(ii), (iii) and listed in Section 3.04(c) as long as such changes do not exceed the 30 basis point limit set forth in such Section. The Indenture and Agreement may also be amended from time to time by the Sponsor and the Trustee with the consent of the Beneficial Owners of 51% of the outstanding BLDRS Index Fund Shares to add provisions to or change or eliminate any of the provisions of the Agreement or to modify the rights of Beneficial Owners; provided, however, that the Agreement may not be amended without the consent of the Beneficial Owners of all outstanding BLDRS Index Fund Shares if such amendment would (x) permit, except in accordance with the terms and conditions of the Agreement, the acquisition of any securities other than those acquired in accordance with the terms and conditions of the Agreement; (y) reduce the interest of any Beneficial Owner in the Trust; or (z) reduce the percentage of Beneficial Owners required to consent to any such amendment.

        (b) Promptly after the execution of any such amendment, the Trustee shall receive from the Depository, pursuant to the terms of the Depository Agreement, a list of all DTC Participants holding BLDRS Index Fund Shares. The Trustee shall inquire of each such DTC Participant as to the number of Beneficial Owners for whom such DTC Participant holds BLDRS Index Fund Shares, and provide each such DTC Participant with sufficient copies of a written notice of the substance of such amendment for transmittal by each such DTC Participant to such Beneficial Owners.

        (c) It shall not be necessary for the consent of Beneficial Owners under this Section 10.01 or under Section 9.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Beneficial Owners shall be subject to such reasonable regulations as the Trustee may prescribe.

        Section 10.02. Registration (Initial and Continuing) of BLDRS Index Fund Shares. The Sponsor agrees and undertakes on its own part to register or appoint an agent, which may include the Trustee, to register BLDRS Index Fund Shares with the SEC and under the blue sky laws of such states as the Sponsor may select and as may be required. If, and to the extent permitted by the Order, the registration of BLDRS Index Fund Shares with the SEC and under the applicable securities laws of such states shall be payable out of the Trust. Registration charges, blue sky fees, printing costs, mailing costs, attorney's fees, and other miscellaneous out-of-pocket expenses incurred pursuant to this Section and related to all BLDRS Index Fund Shares shall be borne by the BLDRS Index Fund to the extent and in the manner provided for by Section 3.04 and pursuant to the Order.

        Section 10.03. License Agreement with the Licensor. (a) The Sponsor shall, prior to the Initial Date of Deposit, obtain a license agreement with the Licensor under which the BLDRS Index Fund may use the trademarks and service marks ______________________ to the extent deemed necessary by the Sponsor under federal and state securities laws and to indicate the source of each relevant Benchmark Index as a basis for determining the composition of the BLDRS Index Fund pursuant to Section 2.04.

        (b) The BLDRS Index Fund shall pay to the Licensor or shall reimburse the Sponsor for its payment to the Trustee, in accordance with Section 3.04, a licensing fee as set forth in an exhibit to the License Agreement.

        Section 10.04. Right of Sponsor to Direct Trustee to Declare a Split of BLDRS Index Fund Shares. The Sponsor reserves the right to direct the Trustee to declare a split or reverse split in the number of BLDRS Index Fund Shares outstanding and a corresponding change in the number of BLDRS Index Fund Shares constituting a Creation Unit in the event that the per BLDRS Index Fund Share price in the secondary market changes to an amount that the Sponsor believes falls outside a desirable retail range.

        Section 10.05. Certain Matters Relating to Beneficial Owners. (a) By the purchase and acceptance or other lawful delivery and acceptance of BLDRS Index Fund Shares, each Beneficial Owner thereof shall be deemed to be a beneficiary of the BLDRS Index Fund created by this Agreement and the Indenture and vested with all right, title and interest in the BLDRS

Index Fund therein created to the extent of the BLDRS Index Fund Shares, subject to the terms and conditions of this Agreement and the Indenture.

        (b) A redeeming beneficial owner may at any time tender Creation Units to the Trustee for redemption, subject to and in accordance with Section 5.02.

        (c) The death or incapacity of any Beneficial Owner shall not operate to terminate the Indenture and Agreement or the BLDRS Index Fund, nor entitle such Beneficial Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the BLDRS Index Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Beneficial Owner expressly waives any right such Beneficial Owner may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in the Indenture and Agreement, in respect of the Securities or moneys from time to time received, held and applied by the Trustee hereunder.

        (d) No Beneficial Owner shall have any right to vote except as provided in Sections 9.01 and 10.01 or in any manner otherwise to control the operation and management of the BLDRS Index Fund, or the obligations of the parties hereto. Nothing set forth in this Indenture and Agreement shall be construed so as to constitute the Beneficial Owners from time to time as partners or members of an association; nor shall any Beneficial Owner ever be liable to any third person by reason of any action taken by the parties to this Indenture, or for any other cause whatsoever.

        Section 10.06. New York Law to Govern. The Indenture and Agreement are executed and delivered in the State of New York, and all laws or rules of construction of such State shall govern the rights of the parties hereto and the Beneficial Owners and the interpretation of the provisions hereof. The Indenture and Agreement shall be deemed effective when it is executed by the Sponsor and the Trustee.

        Section 10.07. Notices. Any notice, demand, direction or instruction to be given to the Sponsor hereunder shall be in writing and shall be duly given if mailed, by certified or registered mail, return receipt requested, or delivered to the Sponsor, at the following address: c/o The Nasdaq Stock Market, Inc., or at such other address as shall be specified by the Sponsor to the other parties hereto in writing. Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if mailed, by certified or registered mail, return receipt requested, delivered to or sent by facsimile transmission and received by The Bank of New York, ______________________________, Attention: ________________________, or such other address as shall be specified to the other parties hereto by the Trustee in writing. Any notice to be given to a Beneficial Owner shall be duly given if mailed or delivered to DTC Participants for delivery to Beneficial Owners.

        Section 10.08. Severability. If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the rights of the Beneficial Owners.

        Section 10.09. Separate and Distinct BLDRS Index Funds. Each BLDRS Index Fund of the BLDRS Index Funds Trust to which this Agreement shall be applicable shall, for all financial and administrative purposes, be considered separate and distinct from every other BLDRS Index Fund, and the assets of one Fund shall not be commingled with the assets of another Fund nor shall the expenses of any one Fund be charged against any other Fund.

        Section 10.10. Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement dated as of November 8, 2002 to be duly executed.

                                              NASDAQ FINANCIAL PRODUCTS
                                              SERVICES, INC.,
                                              as Sponsor



                                            By /s/ John L. Jacobs
                                              ------------------------------
                                              Name: John L. Jacobs

                                              Title: Chief Executive Officer


                                            THE BANK OF NEW YORK,
                                              as Trustee



                                            By /s/ Alfred Irving
                                              ------------------------------
                                              Title: Vice President


Effective Date:  November 8, 2002

STATE OF NEW YORK     )
                      : ss.:
COUNTY OF NEW YORK    )




        On the 8th day of November in the year 2002 before me personally came John L. Jacobs to me known, who, being by me duly sworn, did depose and say that he is the Chief Executive Officer of Nasdaq Financial Products Services, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.



                                            ------------------------------------
                                                        Notary Public

STATE OF NEW YORK    )
                     : ss.:
COUNTY OF NEW YORK   )


        On the 8th day of November in the year 2002 before me personally came Alfred Irving, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of The Bank of New York, the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.



                                            ------------------------------------
                                                        Notary Public

                                                                       EXHIBIT A

                          Form of Participant Agreement

                                                                       Exhibit A


                             BLDRS INDEX FUNDS TRUST
                              PARTICIPANT AGREEMENT

         This BLDRS Index Funds Trust Participant Agreement (this "Agreement") is entered into between ALPS Distributors, Inc. (the "Distributor") and __________ (the "Participant") and is subject to acceptance by The Bank of New York (the "Trustee"). The Trustee serves as the trustee of the BLDRS Index Funds of the BLDRS Index Funds Trust pursuant to certain Standard Terms and Conditions of Trust dated and effective as of November 8, 2002 and the Trust Indenture and Agreement dated November 8, 2002 between Nasdaq Financial Products Services, Inc. as Sponsor and the Trustee (collectively, the "Trust Agreement") and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation ("NSCC"). The Distributor has been retained to provide certain services with respect to acting as principal underwriter of the BLDRS Index Funds in connection with the creation and distribution BLDRS Index Fund Shares. As specified in the BLDRS Index Funds Trust Agreement, BLDRS Index Fund Shares may be created or redeemed only in aggregations of 50,000 BLDRS Index Fund Shares, referred to therein and herein as a "Creation Unit." The Trust Agreement provides that Creation Units be issued in exchange for a Portfolio Deposit be delivered by the Participant to the Trustee.

         Capitalized terms not otherwise defined herein are used herein as defined in the Trust Agreement.

         This Agreement is intended to set forth certain premises and the procedures by which the Participant may create or redeem Creation Units through
(i) the Continuous Net Settlement ("CNS") clearing processes of NSCC as such processes have been enhanced to effect creations and redemptions of Creation Units, such processes being referred to herein as the "BLDRS Index Fund Clearing Process", or (ii) outside the BLDRS Index Fund Clearing Process (i.e., through the facilities of the Depository Trust Company ("DTC" )). The parties hereto in consideration of the premises and of the agreements contained herein agree as follows:

         1. STATUS OF PARTICIPANT. The Participant hereby represents, covenants and warrants that (i) with respect to orders for the creation or redemption of Creation Units by means of the BLDRS Index Fund Clearing Process, it is a member of NSCC and a participant in the CNS System of NSCC (a "Participating Party"); and (ii) with respect to orders for the creation or redemption of Creation Units outside the BLDRS Index Fund Clearing Process, it is a DTC Participant (a "DTC Participant"). The Participant may place orders for the creation or redemption of Creation Units either through the BLDRS Index Fund Clearing Process or outside the BLDRS Index Fund Clearing Process, subject to the procedures for creation and redemption referred to in paragraph 2 of this Agreement ("Execution of Orders") and the procedures described in Attachment A hereto. Any change in the foregoing status of the Participant shall terminate this Agreement, and the Participant shall give immediate notice to the Distributor and the Trustee of such change.

                  The Participant further represents that it is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. ("NASD") or is exempt from or otherwise not required to be licensed as a broker-dealer or a member of the NASD. The Participant is qualified as a broker or dealer, or otherwise, under all applicable state laws where it is required to do so in order that BLDRS Index Fund Shares may be sold in such states where the Participant intends to sell BLDRS Index Fund Shares. The Participant agrees to conform to the rules of the NASD (if it is a member of NASD) and the securities laws of any jurisdiction in which it sells, directly or indirectly, BLDRS Index Fund Shares.

         2. EXECUTION OF ORDERS. All orders for the creation or redemption of Creation Units shall be handled in accordance with the terms of the Trust Agreement and the procedures described in Attachment A to this Agreement. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. The Trustee reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and the Participant and the Distributor agree to comply with such procedures as may be issued from time to time.

                  The Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that delivery of an order to create a Creation Units ("Purchase Order") or an order to redeem a Creation Unit ("Redemption Order") shall be irrevocable, provided that the BLDRS Index Fund and the Distributor on behalf of the BLDRS Index Fund reserves the right to reject any Purchase Order until the trade is released as good and any Redemption Order that is not in "proper form" as defined in Attachment A.

                  With respect to any Purchase Order, the BLDRS Index Fund acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution or other corporate action paid to the BLDRS Index Fund in respect of any BLDRS Index Fund Security that is transferred to the BLDRS Index Fund that, based on the valuation of such BLDRS Index Fund Security at the time of transfer, should have been paid to the Participant or any party for which it is acting.

                  With respect to any Redemption Order: (i) the Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) to return to the BLDRS Index Fund any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any BLDRS Index Fund Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such BLDRS Index Fund Security at the time of transfer, should have been paid to the BLDRS Index Fund; and (ii) the Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that the BLDRS Index Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any BLDRS Index Fund Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such BLDRS Index Fund Security at the time of transfer, should be paid to the BLDRS Index Fund.

                  In the case of a resident Australian or New Zealand holder, notwithstanding the foregoing, the Participant understands and agrees that such holder is only entitled to receive cash upon its redemption of Creation Units of BLDRS Index Fund. In the Redemption Order the Participant will be required to confirm that an in-kind redemption request has not been submitted on behalf of a beneficial owner who is a resident of Australia or New Zealand.

         3. NSCC. Solely with respect to orders for the creation or redemption of Creation Units through the BLDRS Index Fund Clearing Process, the Participant as a Participating Party hereby authorizes the Trustee to transmit to NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the creation and redemption of Creation Units consistent with the instructions issued by the Participant to the BLDRS Index Funds Trust Telephone Representative identified in Attachment A hereto (the "BLDRS Index Funds Trust Telephone Representative"). The Participant agrees to be bound by the terms of such instructions issued by the Trustee and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.



         4. FEES. In connection with the creation or redemption of Creation Units, the Trustee shall charge, and the Participant agrees to pay to the Trustee, the Transaction Fee prescribed in the Trust Agreement applicable to creations or redemptions through the BLDRS Index Fund Clearing Process, or the Transaction Fee and such additional amounts as may be prescribed pursuant to the Trust Agreement applicable to: (i) creations or redemptions outside the BLDRS Index Fund Clearing Process and (ii) creations within the BLDRS Index Fund Clearing Process where the cash equivalent value of one or more Index Securities is being deposited in lieu of the inclusion of such Index Security in the securities portion of the Portfolio Deposit because the Participant is restricted by regulation or otherwise from investing or engaging in a transaction in such security. The Transaction Fee may be waived or otherwise adjusted from time to time subject to the provisions relating thereto and any limitations as prescribed in the Trust Agreement.

         5. AUTHORIZED PERSONS. Concurrently with the execution of this Agreement and from time to time thereafter, the Participant shall deliver to the Distributor and the Trustee, duly certified as appropriate by its secretary or other duly authorized official, a certificate setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an "Authorized Person"). Such certificate may be accepted and relied upon by the

                  Distributor and the Trustee as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Trustee of a superseding certificate bearing a subsequent date. The Trustee shall issue to each Authorized Person a unique personal identification number ("PIN Number") by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give immediate written notice of such fact to the Distributor and the Trustee and such notice shall be effective upon receipt by both the Distributor and the Trustee.

         6. REDEMPTION. The Participant represents and warrants that it will not obtain a Submission Number (as defined in Attachment
                  A) from the Trustee for the purpose of redeeming a Creation Unit unless it first ascertains that (a) it or its customer, as the case may be, owns outright the requisite number of BLDRS Index Fund Shares to be redeemed and (b) such BLDRS Index Fund Shares have not been loaned or pledged to another party nor are the subject of a repurchase agreement, securities lending agreement or such other arrangement which would preclude the delivery of such shares to the Trustee on a "regular way" basis.

         7. ROLE OF PARTICIPANT. (a) The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the BLDRS Index Fund or the Distributor in any matter or in any respect. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the BLDRS Index Fund or the Distributor or their designees concerning the performance of the Participant's responsibilities under this Agreement; (b) in executing this Agreement, the Participant agrees in connection with any purchase or redemption transactions in which it acts for a customer or for any other DTC Participant or indirect participant, or any other Beneficial Owner, that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Trust Agreement; (c) the Participant agrees to maintain records of all sales of BLDRS Index Fund Shares made by or through it and to furnish copies of such records to the BLDRS Index Fund or the Distributor upon the request of the BLDRS Index Fund or the Distributor.

         8. BENEFICIAL OWNERSHIP. The Participant represents and warrants to the Distributor and the Trustee that either (i) it does not hold for the account of any single Beneficial Owner of BLDRS Index Fund Shares, 80 percent (80%) or more of outstanding of BLDRS Index Fund Shares or (ii) if it does hold for the account of any single Beneficial Owner of BLDRS Index Fund Shares, 80 percent (80%) or more of outstanding BLDRS Index Fund Shares, that such a circumstance would not cause the Trust to have a basis in the Index Securities deposited with the BLDRS Index Fund different from the market value of such Index Securities on the date of such deposit, pursuant to
                  Section 351 of the Internal Revenue Code of 1986, as amended. The Trustee shall have the right to require information from the Participant regarding BLDRS Index Fund Share ownership and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent (80%) or more of outstanding BLDRS Index Fund Shares by a Beneficial Owner as a condition to the acceptance of a Portfolio Deposit.

         9. INDEMNIFICATION. The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trustee and Sponsor, their respective subsidiaries, affiliates, directors, officers, employees and agents and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, an "Indemnified Party") from and against any loss, liability, cost and expense incurred by such Indemnified Party as a result of (i) any breach by the Participant of its representations and warranties contained herein or of any provision of this Agreement; or (ii) any actions of such Indemnified Party in reliance upon any instructions issued in accordance with Attachment A (as may be amended from time to time) believed by the Distributor and/or the Trustee to be genuine and to have been given by the Participant. This paragraph shall survive the termination of this Agreement.

         10. TRUSTEE CAPACITY. The parties acknowledge that the Trustee is acting in its capacity hereunder as trustee in accordance with and pursuant to the Trust Agreement and not in its general corporate capacity.

         11. ACKNOWLEDGMENT. The Participant acknowledges receipt of the Trust Agreement and prospectus and represents it has reviewed such documents and understands the terms thereof.

         12. NOTICES. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Trustee shall be given or sent as follows: The Bank of New York, One Wall Street, New York, New York 10286. All notices to the Participant and the Distributor shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

         13. TERMINATION AND AMENDMENT. This Agreement shall become effective in this form as of the date accepted by the Trustee and may be terminated at any time by any party upon thirty
                  (30) day prior notice to the other parties (i) unless earlier terminated by the Trustee in the event of a breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that the Trust is terminated pursuant to the Trust Agreement. This Agreement supersedes any prior agreement between the parties. This Agreement may be amended by the Trustee without consent of any Beneficial Owner from time to time by the following procedure. The Trustee will mail a copy of the amendment to the Distributor and the Participant. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third

                  (3rd) day following the deposit of such mail into the U.S. postal system. If neither the Distributor nor the Participant objects in writing to the amendment within ten (10) days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

         14. REPRESENTATIONS REGARDING BLDRS INDEX FUND SHARES. The Participant shall not make, or permit any representative to make, in connection with any sale or solicitation of a sale of BLDRS Index Fund Shares, any representations concerning BLDRS Index Fund Shares except those contained in the then current prospectus and in printed information approved by the Distributor and the Trustee as information supplemental to such prospectus. Copies of the then current prospectus and any such printed supplemental information will be supplied by the Distributor to the Participant in reasonable quantities upon request.

         15. TITLE TO SECURITIES; RESTRICTED SHARES. The Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of BLDRS Index Fund Securities to the Custodian and/or the relevant subcustodian in accordance with the terms of the Trust Agreement, the BLDRS Index Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Purchase Order or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (iii) no such securities are "restricted securities" as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

         16. COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

         17. SPONSOR AS THIRD PARTY BENEFICIARY. The Sponsor shall be a third-party beneficiary of this Agreement and is entitled to enforce directly against the Participant the obligations owed to the Sponsor by the Participant (including, without limitation, bringing proceedings against the Participant in the Sponsor's name).

         18. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws thereof.

                             ALPS DISTRIBUTORS, INC.

                             BY:
                                                  ------------------------------
                             NAME:
                             TITLE:
                             ADDRESS:             1625 Broadway, Suite 2200
                                                  Denver, Colorado 80202
                             TELEPHONE:           (303) ______
                             FACSIMILE:           (303) ______


                             {NAME OF PARTICIPANT}

                             BY:
                                                  ------------------------------
                             NAME:
                                                  ------------------------------
                             TITLE:
                                                  ------------------------------
                             ADDRESS:
                                                  ------------------------------

                                                  ------------------------------
                             TELEPHONE:
                                                  ------------------------------
                             FACSIMILE:
                                                  ------------------------------


ACCEPTED BY:
THE BANK OF NEW YORK,
AS TRUSTEE

BY:
            ----------------------------------
NAME:
TITLE:
ADDRESS:    101 Barclay Street
            New York, NY 10286
TELEPHONE:  (212) 815- ______
FACSIMILE:  (212) 815- ______

DATED:
            ----------------------------------

                                  ATTACHMENT A

         This document supplements the Trust Agreement, and is an attachment to the Agreement with respect to the procedures to be used by: (i) the Distributor and the Trustee in processing an order for the creation of Creation Units of each BLDRS Index Fund of the BLDRS Index Funds Trust ("Purchase Order"); and
(ii) the Trustee in processing a request for the redemption of Creation Units of each BLDRS Index Fund of the BLDRS Index Funds Trust ("Redemption Order").

         A Participant is first required to have signed the BLDRS Index Funds Trust Participant Agreement. Upon acceptance of the BLDRS Index Funds Trust Participant Agreement by the Trustee, the Trustee will assign a personal identification number to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place an order with respect to BLDRS Index Fund Shares.

I.       GENERAL RULES FOR PLACING A PURCHASE ORDER OR REDEMPTION ORDER

         1. Call to Receive a Submission Number. An Authorized Person for the Participant will call the BLDRS Index Funds Trust Telephone Representative at (212) 815-________ not later than the closing time of the regular trading session on the Exchange ("Exchange Closing Time") (ordinarily 4:00 p.m. New York time) to receive a submission number ("Submission Number"). Upon verifying the authenticity of the caller and the terms of the Purchase Order or Redemption Order, the BLDRS Index Funds Trust Telephone Representative will issue a unique Submission Number. All Purchase Orders and Redemption Orders are required to be in writing and accompanied by the designated Submission Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the Exchange Closing Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE CLOSING TIME WILL NOT BE ACCEPTED.

         2. Assemble the Submission. The Authorized Person submitting a Purchase Order or Redemption Order shall assemble (a) written instructions regarding such creation order or redemption request, (b) the designated Submission Number and (c) the PIN Number in one document and transmit such document by facsimile or telex to the BLDRS Index Funds Trust Telephone Representative and the Distributor, as applicable, according to the procedures set forth below in subsection 3. The document so transmitted is hereinafter referred to as the "Submission", and the Business Day on which a Submission is made is hereinafter referred to as the "Transmittal Date."

                  NOTE THAT THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST

                  IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE
                  SUBMISSION.

         3. Transmit the Submission. (a) A Submission Number is only valid for a limited time. The Submission Purchase Orders or Redemption Orders must be sent by facsimile or telex to the BLDRS Index Funds Trust Telephone Representative and the Distributor, as applicable, within 15 minutes of the issuance of the Submission Number. In the event that the Submission is not received within such time period, the BLDRS Index Funds Trust Telephone Representative will attempt to contact the Participant to request immediate transmission of the Submission. (b)Unless the Submission is received by the BLDRS Index Funds Trust Telephone Representative with a copy to the Distributor upon the earlier of within (i) 15 minutes of contact with the Participant or (ii) 45 minutes after the Exchange Closing Time, the Submission will be deemed invalid.

II.      PURCHASE ORDERS THROUGH THE BLDRS INDEX FUND CLEARING PROCESS

         1. The Distributor shall issue to both the Participating Party and the Trustee a confirmation of acceptance of a Purchase Order through the BLDRS Index Fund Clearing Process within 15 minutes of its receipt of a Submission received in good form. In the event the Participating Party does not receive a timely confirmation from the Distributor, it should contact the Distributor and the BLDRS Index Funds Trust Telephone Representative at the business numbers indicated.

         2. The Participating Party notified of confirmation of a Purchase Order through the BLDRS Index Fund Clearing Process shall be required to transfer or arrange for the transfer of: (a) the requisite Index Securities (or contracts to purchase such Index Securities expected to be delivered through NSCC by the "regular way" settlement date); and (b) the Cash Component, if any, to the Trustee by means of the BLDRS Index Fund Clearing Process so as to be received no later than on the "regular way" settlement date following the Business Day on which such order is Deemed Received by the Distributor as set forth below in this Section II.

         3. After the Trustee has received notification of a Submission from the Distributor for a Purchase Order through the BLDRS Index Fund Clearing Process which has been Deemed Received by the Distributor, the Trustee shall initiate procedures to transfer the requisite BLDRS Index Fund Shares and the Cash Component, if any, through the BLDRS Index Fund Clearing Process so as to be received by the creator no later than on the "regular way" settlement date following the Business Day on which the Submission is Deemed Received by the Distributor.

         4. A Purchase Order placed through the BLDRS Index Fund Clearing Process shall be "Deemed Received" by the Distributor on the Transmittal Date only if (a) the Submission containing such order is in proper form and (b) such Submission is received by the Distributor no later than the time on such Transmittal Date as set forth in Section II (1) hereof. Purchase Orders contained in Submissions transmitted after such time on a Transmittal Date shall be deemed invalid.

III.     PURCHASE ORDERS OUTSIDE THE BLDRS INDEX FUND CLEARING PROCESS

         1. The Distributor shall issue to both the DTC Participant and the Trustee an acknowledgment of receipt of a Purchase Order outside the BLDRS Index Fund Clearing Process within 15 minutes of its receipt of a Submission received in good form. In the event the DTC Participant does not receive a timely acknowledgment from the Distributor, it should contact the Distributor and the BLDRS Index Funds Trust Telephone Representative at the business numbers indicated.

         2. The DTC Participant notified of acknowledgment of a Purchase Order outside the BLDRS Index Fund Clearing Process shall be required to effect a transfer to the Trustee of: (a) the requisite Index Securities through DTC so as to be received by the Trustee no later than 11:00 a.m. on the next Business Day immediately following the Business Day on which such order is Deemed Received by the Distributor as set forth below in
                  Section III(4), in such a way as to replicate the Portfolio Deposit established on the Transmittal Date by the Trustee; and (b) the Cash Component, if any, through the Federal Reserve Bank wire system so as to be received by the Trustee by 1:00 p.m. on the next Business Day immediately following the day such order is Deemed Received. If the Trustee does not receive the Index Securities by 11:00 a.m. and the Cash Component, if any, by 1:00 p.m. on the Business Day immediately following the day such order is Deemed Received, the creation order contained in such Submission shall be canceled. Upon written notice to the Distributor and the BLDRS Index Funds Trust Telephone Representative, the DTC Participant may resubmit such canceled order on the following Business Day using a Portfolio Deposit as newly constituted.

         3. After the Trustee has received notification of a Submission from the Distributor for a Purchase Order outside the BLDRS Index Fund Clearing Process which has been Deemed Received by the Distributor, the Trustee shall initiate procedures to transfer the requisite BLDRS Index Fund Shares through DTC and the DTC Participants and the Cash Component, if any, through the Federal Reserve Bank wire system so as to be received by the creator no later than on the third (3rd) Business Day following the Business Day on which the Submission is Deemed Received by the Distributor.

         4. A Purchase Order placed outside the BLDRS Index Fund Clearing Process shall be Deemed Received by the Distributor on the Transmittal Date only if: (a) the Submission containing such order is in proper form, (b) such Submission is received by the Distributor no later than the time on such Transmittal Date as set forth in Section III(2) hereof, (c) the requisite number of Index Securities is transferred through DTC to the account of the Trustee by no later than 11:00 a.m. on the Business Day next following the Transmittal Date and (d) the cash equal to the Cash Component, if any, is transferred via the Federal Reserve Bank wire system to the account of the Trustee by no later than 1:00 p.m. on the Business Day next following the Transmittal Date. If either the Submission, the requisite Index Securities or the cash equal to the Cash Component is not received by the Trustee within the time periods set forth above, such order shall be deemed invalid.

IV.      PURCHASE ORDERS PRIOR TO RECEIPT OF PORTFOLIO DEPOSIT

         1. Creation Units also may be purchased in advance of the receipt by the Trustee of all or a portion of the Portfolio Deposit relating to such Creation Units, but only through the BLDRS Index Fund Clearing Process. In such cases, a Participating Party intending to utilize this procedure will be required to post collateral with the Trustee outside of the NSCC consisting of: (i) cash at least equal to 115% of the closing value, on the day the order to purchase Creation Units is deemed received, of the portion of the Index Securities not expected to be available in the account of the Participating Party for delivery to the BLDRS Index Fund on the third NSCC Business Day following placement of such order, and (ii) such additional deposits as will reflect daily marked to the market increases (but not decreases) in such value as determined by the Trustee. This cash collateral will be required to be posted with the Trustee by 11:00 a.m. on the morning of the NSCC Business Day following the day such order is Deemed Received by the Distributor, or else the order to purchase Creation Units will be canceled. The Trustee will hold such collateral in an account separate and apart from the BLDRS Index Fund.

         2. Under customary NSCC practices, by midnight of the day following the receipt by NSCC of such order, NSCC determines either: (i) to guarantee the Participating Party's obligations for delivery and receipt of securities and cash in connection with the order to purchase Creation Units; or (ii) in certain circumstances to cease to act on behalf of the Participating Party with respect to such obligations.

         3. In accordance with IV(2)(i) above, if the Trustee does not receive the requisite Index Securities by the end of business on the NSCC Business Day following receipt of such order, the Trustee will then be required under the Agreement to submit promptly (i.e., on the same day if practicable) a notice of intention to buy-in to NSCC with respect to the undelivered Index Securities. In conformance with NSCC's buy-in-rules, two NSCC Business Days following the day on which such notice of buy-in has been submitted, if all requisite Index Securities have still not been received by the Trustee, the Trustee will be required under the Agreement to effect a buy-in of the undelivered Index Securities in accordance with NSCC's buy-in procedures at no additional financial obligation to the BLDRS Index Fund beyond that in connection with the Trustee's original obligation to deliver the Creation Units.

         4. Alternatively, in accordance with IV(2)(ii) above, if NSCC, by midnight on the day following receipt by NSCC of an order by a Participating Party for the purchase of Creation Units, determines to cease to act on behalf of the Participating Party with respect to its delivery and/or receipt obligations of securities and cash in connection with such order, the Trustee will be required under the Agreement to act, depending upon the specific circumstances that arise, in one of three ways as described in the Participant Agreement: (i) in the case in which NSCC elects not to guarantee in entirety the delivery of Index Securities by the Participating Party to the Trustee and the receipt of Creation Units by the Participating Party from the Trustee, the Trustee shall deem the order to purchase Creation Units canceled altogether outside the NSCC system;
                  (ii) in the case in which the NSCC elects only to guarantee the delivery of Index Securities by the Participating Party to the Trustee, the Trustee shall deem the order to purchase Creation Units canceled and return against payment outside the NSCC system any securities delivered to the Trustee; or (iii) in the case where the NSCC elects only to guarantee the receipt of Creation Units by the Participating Party from the Trustee, the Trustee shall issue the Creation Units and be required under the Agreement to buy promptly (i.e., on the same day, if practicable) the requisite Index Securities utilizing cash received by the Trustee pursuant to NSCC's rules in connection with its delivery of Creation Units, together with the 115% cash collateral held separately by the Trustee, to cover all buy-in costs and expenses. In other words, only in the third case described above are Creation Units issued by the Trustee, and in this case, the purchase by the Trustee of the undelivered Index Securities is secured by no less than 200% cash collateral (i.e., approximately the 115% cash collateral amount deposited by the Participating Party and 100% of the closing value, on the day the order to purchase Creation Units is Deemed Received and which is guaranteed by NSCC), which insulates the BLDRS Index Fund 's net asset value from any conceivable risk of dilution.

         5. It should be noted that the foregoing procedures of NSCC to guarantee the delivery of missing Index Securities are in accordance with the NSCC rules regarding the settlement of all securities transactions through NSCC. It should also be noted that the Trustee will return the 115% cash collateral to the Participating Party net of commissions and other buy-in expenses incurred by the Trustee, if any, promptly upon settlement of delivery of all Index Securities, or buy-in of all missing Index Securities, or cancellation of the order to purchase Creation Units. The relevant prospectus advises investors that information concerning the procedures for such cash collateralization is available from the Distributor.

V.       REDEMPTION ORDERS THROUGH THE BLDRS INDEX FUND CLEARING PROCESS

         1. The Participating Party notified of confirmation of a Redemption Order placed through the BLDRS Index Fund Clearing Process shall be required to transfer or arrange for the transfer of the requisite BLDRS Index Fund Shares and the Cash Redemption Amount, if any, to the Trustee by means of the BLDRS Index Fund Clearing Process so as to be received no later than on the "regular way" settlement date following the Business Day on which such order is Deemed Received by the Trustee as set forth below in Section V(3).

         2. After the Trustee has received a Submission for a Redemption Order placed through the BLDRS Index Fund Clearing Process and Deemed Received, the Trustee shall initiate procedures to transfer the requisite securities (or contracts to purchase such securities expected to be delivered through NSCC by the "regular way" settlement date) and the Cash Redemption Amount, if any, through the BLDRS Index Fund Clearing Process so as to be received by the Beneficial Owner no later than on the "regular way" settlement date following the Business Day on which the Submission is Deemed Received by the Trustee.

         3. A Redemption Order placed through the BLDRS Index Fund Clearing Process shall be Deemed Received by the Trustee on the Transmittal Date only if (a) the Submission containing such request is in proper order and (b) such Submission is received by the Trustee no later than the time on such Transmittal Date as set forth in Section V(2) hereof. Redemption Orders contained in Submissions transmitted after such time on a Transmittal Date shall be "Deemed Received" by the Trustee on the next Business Day immediately following such Transmittal Date.


VI.      REDEMPTION ORDERS OUTSIDE THE BLDRS INDEX FUND CLEARING PROCESS

         1. The Trustee shall issue to the DTC Participant an acknowledgment of receipt of Redemption Orders placed outside the BLDRS Index Fund Clearing Process within 15 minutes of its receipt of a Submission received in good form. In the event the DTC Participant does not receive a timely acknowledgment from the Trustee, it should contact the Trustee directly at the business number indicated.

         2. The DTC Participant notified of acknowledgment of a Redemption Order placed outside the BLDRS Index Fund Clearing Process shall be required to effect a transfer to the Trustee of: (a) the requisite number of BLDRS Index Fund Shares through DTC no later than the Closing Time on the Business Day on which such order is Deemed Received as defined below in Section VI(4), by the Trustee; and (b) the Cash Redemption Amount, if any, through the Federal Reserve Bank wire system by no later than 1:00 p.m. on the next Business Day immediately following the Business Day on which such order is Deemed Received by the Trustee.

         3. After the Trustee has received a Submission for a Redemption Order placed outside the BLDRS Index Fund Clearing Process and Deemed Received, the Trustee shall initiate procedures to transfer the requisite securities (or contracts to purchase such securities expected to be delivered within three Business
                  Days) through DTC and the DTC Participants and the Cash Redemption Amount, if any, through the Federal Reserve Bank wire system so as to be received by the Beneficial Owner no later than on the third (3rd) Business Day following the Business Day on which the Submission is Deemed Received by the Trustee.

         4. A request to redeem BLDRS Index Fund Shares outside the BLDRS Index Fund Clearing Process shall be Deemed Received by the Trustee on the Transmittal Date only if: (a) the Submission containing such request is in proper form; (b) such Submission is received by the Trustee no later than the time as set forth in Section VI(2) hereof; (c) the requisite number of BLDRS Index Fund Shares are transferred via DTC to the account of the Trustee by the Closing Time on such Transmittal Date; and
                  (d) the Cash Redemption Amount owed to the Trustee, if any, is received by the Trustee no later than 1:00 p.m. of the Business Day next following such Transmittal Date. If either the Submission, the BLDRS Index Fund Shares or cash equal to the Cash Redemption Amount, if any, is not received by the Trustee within the time periods set forth above, such Redemption Order shall be Deemed Received by the Trustee on the Business Day on which both the Submission and the requisite number of BLDRS Index Fund Shares are delivered to the Trustee within the proper time periods as set forth above; provided that the Cash Redemption Amount, if any, is then paid on the next Business Day within the time period set forth above.

VII.     MISCELLANEOUS

         1. Transaction Fee. In connection with a Purchase Order or Redemption Order, the Trustee shall charge, and the Participant agrees to pay to the Trustee, the Transaction Fee prescribed in the Trust Agreement prospectus applicable to:
                  (i) Creation Orders or Redemption Orders placed through the BLDRS Index Fund Clearing Process, or the Transaction Fee and such additional amounts as may be prescribed pursuant to the Trust Agreement prospectus applicable to outside the BLDRS Index Fund Clearing Process; and (ii) within the BLDRS Index Fund Clearing Process where the cash equivalent value of one or more Index Securities is being deposited in lieu of the inclusion of such Index Security in the securities portion of the Portfolio Deposit because the Participant is restricted by regulation or otherwise from investing or engaging in a transaction in such security. Such Transaction Fee and additional amounts, if any, shall be included in the calculation of the Cash Component or Cash Redemption Amount payable or to be received, as the case may be, by the Participant in connection with such Purchase Order or Redemption Order.

         2. Ambiguous Instructions. In the event that a Submission contains terms that differ from the information provided in the telephone call at the time of issuance of the Submission Number, the BLDRS Index Funds Trust Telephone Representative will attempt to contact the Participant to request confirmation of the terms of the order. If an Authorized Person confirms the terms as they appear in the Submission then the Submission will be accepted and processed. If an Authorized Person contradicts its terms, the Submission will be deemed invalid, and a corrected Submission must be received by the BLDRS Index Funds Trust Telephone Representative and the Distributor, as applicable, not later than the earlier of:
                  (i) within 15 minutes of such contact with the Participant; or
                  (ii) 45 minutes after the Closing Time. If the BLDRS Index Funds Trust Telephone Representative is not able to contact an Authorized Person, then the Submission shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that a Submission contains terms that are illegible, the Submission will be deemed invalid and the BLDRS Index Funds Trust Telephone Representative will attempt to contact the Participant to request retransmission of the Submission. A corrected Submission must be received by the BLDRS Index Funds Trust Telephone Representative, and the Distributor, as applicable, not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Closing Time.

          3. Suspension or Rejection of an Order. (a) The Distributor or Trustee reserves the right to suspend a Submission in the event that its acceptance would appear to result in the Participant or a Beneficial Owner owning 80 percent (80%) or more of all outstanding BLDRS Index Fund Shares and if pursuant to Section 351 of the Internal Revenue Code of 1986, as amended, such a circumstance would result in the Trust having a basis in the securities deposited different from the market value of such securities on the date of deposit. In such event, the Distributor or the BLDRS Index Funds Trust Telephone Representative will attempt to contact an Authorized Person for purposes of confirmation of the fact that with respect to such Participant no Beneficial Owner would own 80 percent (80%) or more of all outstanding BLDRS Index Fund Shares upon execution of the Submission or that such a circumstance would not result in the Trust having a basis in the securities deposited different from the market value of such securities on the date of deposit. In the event that: (i) the Distributor or the BLDRS Index Funds Trust Telephone Representative is unable to contact an Authorized Person; or
                  (ii) the Participant fails to transmit an identical Submission containing a representation and warranty as to such fact, then the Submission shall be deemed invalid.

                  (b) The Trustee further reserves the absolute right to reject a Purchase Order transmitted to it by the Distributor in respect of any Portfolio Deposit or any component thereof if:
                  (i) the Portfolio Deposit is not in proper form; (ii) acceptance of the Portfolio Deposit would have certain adverse tax consequences; (iii) the acceptance of the Portfolio Deposit would, in the opinion of counsel, be unlawful; (iv) the acceptance of the Portfolio Deposit would otherwise, in the discretion of the Trustee, have an adverse affect on the Trust or the rights of Beneficial Owners; or (v) in the event that circumstances outside the control of the Trustee make it for all practical purposes impossible to process Purchase Orders. The Trustee will provide notice of its reasons for rejection of a creation order in respect of a Portfolio Deposit or any component thereof. The Trustee, the Distributor and the Sponsor shall not incur any liability in connection with any notification of defects or irregularities in the delivery of Portfolio Deposits or any component thereof or in connection with the rejection of a Purchase Order.

VIII.    TELEPHONE, FACSIMILE, AND TELEX NUMBERS

ALPS DISTRIBUTORS, INC.
                                  TELEPHONE:
                                             ----------------------
FACSIMILE:
           ------------------

BLDRS INDEX FUNDS TRUST TELEPHONE REPRESENTATIVE:

                                  TELEPHONE: (212) 815-
                                                        ----------
                                  FACSIMILE: (212) 815-  __________
                                                        ----------

TRUSTEE:                          TELEPHONE: (212) 815-
        ------------                                    ----------
                                  FACSIMILE: (212) 815-
                                                        ----------

PARTICIPANT:                      TELEPHONE:
-----------                                 ----------------------
                                  FACSIMILE:
                                            ----------------------

ALPS DISTRIBUTORS, INC.


BY
   -----------------------------------------
TITLE:
       -------------------------------------


{NAME OF PARTICIPANT}

BY:
    ----------------------------------------
TITLE:
       -------------------------------------


ACCEPTED BY:
THE BANK OF NEW YORK,
AS TRUSTEE

BY:
    ----------------------------------------
TITLE:
       -------------------------------------

DATED:
       -------------------------------------

                                                                       EXHIBIT B

                         [FORM A OF GLOBAL CERTIFICATE]

                       CERTIFICATE OF BENEFICIAL INTEREST
                                  -Evidencing-
                             All Undivided Interests
                                      -in-
                    BLDRS Index Funds Trust, BLDRS Index Fund



        This is to certify that CEDE & CO. is the owner and registered holder of this Certificate evidencing the ownership of all of the fractional undivided interests in the BLDRS Index Funds Trust, BLDRS Index Fund (herein called the "BLDRS Index Fund "), created under the laws of the State of New York by the Standard Terms and Conditions of Trust and the BLDRS Index Fund Indenture (hereinafter called the "Agreement and Indenture"), each between Nasdaq Financial Products Services, Inc. (hereinafter called the "Sponsor"), and The Bank of New York, as Trustee (hereinafter called the "Trustee"), copies of which are available at the offices of the Trustee.

        At any given time this Certificate shall represent all undivided interests in the BLDRS Index Fund, which shall be the total number of Creation Units of undivided interest that are outstanding at such time. The Agreement and Indenture provide for the deposit of additional Index Securities from time to time with the Trustee, at which times the Trustee will create Creation Units representing the additional Securities deposited with the BLDRS Index Fund in accordance with the provisions of the Agreement and Indenture.

        The Sponsor and __________ as the initial depositor of the Index Securities hereby grant and convey all of their rights, title and interest in and to the BLDRS Index Fund to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Agreement and Indenture, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

        The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Trustee, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its New York office in the State of New York and, upon payment of any tax or other governmental charges, to receive on or before the seventh calendar day following the day on which such tender is made or, if such calendar day is not a Business Day (as defined in the Agreement and Indenture), on the next succeeding Business Day following such calendar day, such holder's ratable portion of each of the Securities for each Creation Unit tendered and evidenced by this Certificate and a check or, if elected, a wire transfer, in an amount proportionate to money due such holder for each Creation Unit tendered.

        The holder hereof may be required to pay a charge specified in the Agreement and Indenture issued in connection with the issuance, transfer or interchange of this Certificate and any tax or other governmental charge that may be imposed in connection with the transfer, interchange or other surrender of this Certificate.

        The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Agreement and Indenture, copies of which are on file and available for inspection at reasonable times during business hours at the New York office of the Trustee, to which reference is made for all the terms, conditions and covenants thereof.

        The Trustee may deem and treat the person in whose name this Certificate is registered upon the books of the Trustee as the owner hereof for all purposes and the Trustee shall not be affected by any notice to the contrary.

        The Agreement and Indenture permits, with certain exceptions as therein provided, the amendment thereof, by the Sponsor and the Trustee with the consent of the Beneficial Owners of 51% of the outstanding BLDRS Index Fund Shares to add provisions to or change or eliminate any of the provisions of the Agreement or to modify the rights of Beneficial Owners; provided, however, that the Agreement may not be amended without the consent of the Beneficial Owners of all outstanding BLDRS Index Fund Shares if such amendment would (x) permit, except in accordance with the terms and conditions of the Agreement, the acquisition of any securities other than those acquired in accordance with the terms and conditions of the Agreement; (y) reduce the interest of any Beneficial Owner in the Trust; or (z) reduce the percentage of Beneficial Owners required to consent to any such amendment. Any such consent or waiver by the holder of BLDRS Index Fund Shares shall be conclusive and binding upon such holder of BLDRS Index Fund Shares and upon all future holders of BLDRS Index Fund Shares, and shall be binding upon any BLDRS Index Fund Shares, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the BLDRS Index Fund Shares evidenced hereby are at such time in uncertificated form. The Agreement and Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of any holders of BLDRS Index Fund Shares.

        This Certificate shall not become valid or binding for any purpose until properly executed by the Trustee under the Agreement and Indenture.

        Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

        Terms not defined herein will have the same meaning as in the Agreement and Indenture.

        IN WITNESS WHEREOF, The Bank of New York, as Trustee, has caused this Certificate to be manually executed in its corporate name by an Authorized Officer and Nasdaq Financial Products Services, Inc., as Sponsor, has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Officers.

THE BANK OF NEW YORK,                         NASDAQ FINANCIAL PRODUCTS
   As Trustee                                   SERVICES, INC.,
                                                As Sponsor


By                                            By
  --------------------------------              --------------------------------
        Authorized Officer                             Authorized Officer


Date:         , 2002
      --------